As filed with the Securities and Exchange Commission on October 15, 2009

Registration No. 333-161176

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SPEEDWAY MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7948	51-0363307
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5555 Concord Parkway South

Concord, NC 28027

(704) 532-3318

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William R. Brooks

Vice Chairman, Chief Financial Officer and Treasurer

5555 Concord Parkway South

Concord, NC 28027

(704) 532-3318

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Douglas Harmon

Parker Poe Adams & Bernstein LLP

Three Wachovia Center

401 S. Tryon Street, Suite 3000

Charlotte, NC 28202

(704) 372-9000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
8 3/4% Senior Notes due 2016	$275,000,000	100%	$275,000,000	$15,345(2)
Guarantees by certain subsidiaries of Speedway Motorsports, Inc.(3)	__	__	__	__

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.
(2)	Previously paid.
(3)	Information regarding additional guarantor registrants (“Additional Registrants”) is contained in the Table of Additional Registrants on the following page.

The Registrant and the Additional Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Additional Registrants file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Organization or Incorporation	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Additional Registrant’s Principal Executive Offices
600 Racing, Inc.	North Carolina	3799	56-1780351	*
Atlanta Motor Speedway, LLC	Georgia	7948	58-0698318	*
Bristol Motor Speedway, LLC	Tennessee	7948	62-1016760	*
Charlotte Motor Speedway, LLC	North Carolina	7948	11-3668168	*
INEX Corp.	North Carolina	7997	56-1861546	*
Kentucky Raceway, LLC	Kentucky	7948	26-3746724	*
Las Vegas Motor Speedway, LLC	Delaware	7948	88-0479610	*
Nevada Speedway, LLC	Delaware	7948	88-0479341	*
New Hampshire Motor Speedway, Inc.	New Hampshire	7948	01-0443099	*
SMISC Holdings, Inc.	North Carolina	5699	20-4406776	*
SMI Systems, LLC	Nevada	7363	56-2114978	*
SMI Trackside, LLC	North Carolina	5963	11-3663310	*
Speedway Funding, LLC	Delaware	6159	88-0479342	*
Speedway Media, LLC	North Carolina	7922	56-2181451	*
Speedway Properties Company, LLC	Delaware	6794	88-0479340	*
Speedway Sonoma, LLC	Delaware	7948	88-0479344	*
Texas Motor Speedway, Inc.	Texas	7948	56-1931988	*
TSI Management Company, LLC	North Carolina	5961	16-1679470	*

*	The address, including zip code, and telephone number, including area code, of each Additional Registrant’s principal executive office is 5555 Concord Parkway South, Concord, North Carolina 28027, (704) 532-3318, and William R. Brooks is the agent for service at the same address and telephone number.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS IS SUBJECT TO COMPLETION, DATED OCTOBER 15, 2009

Offer to Exchange

8 3/4% Senior Notes due 2016

that have been registered under the Securities Act of 1933

for any and all outstanding

8 3/4% Senior Notes due 2016

that have not been registered under the Securities Act of 1933

The Exchange Offer (as defined below) expires at midnight, Charlotte, North Carolina time, on                     , 2009 (the 20th business day following the date of this prospectus) (the “Expiration Date”), unless we extend the Exchange Offer in our sole discretion.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “Exchange Offer”), to exchange up to $275.0 million aggregate principal amount of our 8 3/4% Senior Notes due 2016 (the “Exchange Notes”), registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of our outstanding 8 3/ 4% Senior Notes due 2016, which we issued on May 19, 2009 without registration under the Securities Act (the “Private Notes”). We refer to the Private Notes and the Exchange Notes collectively as the “Notes.”

We will not receive any cash proceeds from the Exchange Offer.

There is no active public trading market for the Private Notes. We do not intend to apply for listing of the Exchange Notes on any domestic securities exchange.

The terms of the Exchange Notes that we will issue in connection with the Exchange Offer are identical to the terms of the outstanding Private Notes in all material respects, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the registration rights. The Exchange Notes will be issued under the same indenture as the Private Notes. See “Prospectus Summary—Summary of the Exchange Offer” and “—Summary Terms of the Exchange Notes.”

See “Risk Factors” beginning on page 12 of this prospectus for a discussion of risks you should consider before participating in the Exchange Offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period ending on the earlier of (1) 365 days from the date on which the registration statement relating to the Exchange Offer is declared effective, and (2) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer may not participate in the Exchange Offer with respect to Private Notes acquired other than as a result of market-making activities or trading activities. See “Plan of Distribution.”

THE DATE OF THIS PROSPECTUS IS [•], 2009

You should only rely on the information contained in this prospectus and we have not authorized anyone to provide you with information that is different.

This prospectus incorporates important business and financial information about us from documents we publicly file with the SEC. You may request a copy of these filings, at no cost, by writing or calling Speedway Motorsports, Inc., 5555 Concord Parkway South, Concord, North Carolina 28027, Attention: J. Cary Tharrington IV, telephone: (704) 532-3318. In order to ensure timely delivery of the requested documents, you must request this information no later than five business days before the Expiration Date. Accordingly, any request for documents should be made by                     , 2009 to ensure timely delivery of the documents prior to such date. See the following sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other reports and information with the SEC. You may read and copy any documents we file at the SEC’s Public Reference Room in Washington, DC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, DC 20549, or you can call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, any filings we make electronically with the SEC will be available to the public at the SEC’s website, www.sec.gov. Information about us is also available on our website, www.speedwaymotorsports.com. Other than any SEC filings incorporated by reference in this prospectus, the information available on our website is not part of this prospectus.

i

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any filings after the date of this prospectus, excluding information deemed furnished and not filed, until the Exchange Offer is terminated. The information incorporated by reference is an important part of this prospectus. Any statement in any document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”).

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “June 30, 2009 Form 10-Q”).

•	Our Current Report on Form 8-K filed with the SEC on January 2, 2009.

•	Our Current Report on Form 8-K filed with the SEC on March 17, 2009.

•	Our Current Report on Form 8-K filed with the SEC on April 27, 2009.

•	Our Current Report on Form 8-K filed with the SEC on May 14, 2009.

•	Our Current Report on Form 8-K filed with the SEC on May 19, 2009.

•	Our Current Report on Form 8-K filed with the SEC on July 17, 2009 (the “July 17, 2009 Form 8-K”).

•	Our Current Report on Form 8-K filed with the SEC on October 7, 2009.

You may request a copy of these filings, at no cost, by writing or calling Speedway Motorsports, Inc., 5555 Concord Parkway South, Concord, North Carolina 28027, Attention: J. Cary Tharrington IV, telephone: (704) 532-3318. In order to ensure timely delivery of the requested documents, you must request this information no later than five business days before the Expiration Date. Accordingly, any request for documents should be made by                     , 2009 to ensure timely delivery of the documents prior to such date.

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains certain forward-looking statements. Many of the forward-looking statements may be identified by the use of forward-looking words such as “believe,” “expect,” “could,” “anticipate,” “should,” “plan,” “estimate” and “potential,” among others. These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. These statements appear in “Prospectus Summary—Recent Developments” and in a number of other places in this prospectus, including the documents incorporated by reference herein, and include, but are not limited to, statements regarding our intent, belief or current expectations with respect to:

•	our ability to successfully implement our business strategy, including to increase revenues and profitability through the promotion and production of racing and related events at modern facilities;

•	bad weather affecting the profitability of our motorsports events or causing postponement or cancellation of major motorsports events;

•

success by the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) in the promotion and conduct of racing as a sanctioning body, our relationship with NASCAR and the popularity of NASCAR and other motorsports generally;

•	our ability to generate sufficient cash to pay principal and interest on our debt, meet our obligations and fund our other liquidity needs;

•	our degree of leverage;

•	our potential need for, and ability to obtain, additional financing;

•	the effects of general adverse conditions on the capital markets upon which we rely to provide some of our capital requirements;

•	our ability to attract and retain qualified management personnel;

•	the impact of competition, including competition from other speedway owners like International Speedway Corporation (“ISC”);

•	United States and global economic, political and social conditions, including fuel prices;

•	legal or regulatory developments affecting us or our sponsors;

•

achievement of our objectives for strategic acquisitions and capital investments, including our ability to efficiently integrate acquired entities and assets into our operations and generate sufficient returns; and

•	other factors described or incorporated by reference in this prospectus.

Forward-looking statements are only our current expectations and are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. Forward-looking statements speak only as of the date they are made and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

iii

PROSPECTUS SUMMARY

The following is a summary of material information about our business, our company and the Exchange Offer. More detailed information concerning these matters appears elsewhere in this prospectus and in the documents that we incorporate by reference in this prospectus. We also refer you to the section of this prospectus entitled “Risk Factors” for a discussion of certain issues that should be considered in evaluating an investment in the Exchange Notes.

Speedway Motorsports, Inc.

We are a leading promoter, marketer and sponsor of motorsports activities in the United States. We own and operate eight first-class racing facilities with total permanent seating capacity of approximately 884,000. We have one of the largest total permanent speedway seating capacities in the motorsports industry. We also provide products and services related to motorsports, including (1) radio motorsports programming, production and distribution, (2) food, beverage and hospitality catering services (through a third-party concessionaire), (3) electronic media promotional programming, (4) wholesale and retail racing and other sports-related souvenir merchandise and apparel, and (5) smaller-scale, modified racing cars and parts.

Our speedways are strategically positioned in eight premier markets in the United States, including four of the top ten media markets. We own and operate the following facilities:

Speedway	Location	Approx. Acreage	Primary Speedway Length (miles)	Luxury Suites(1)	Permanent Seating(2)		Media Market (ranking)
Atlanta Motor Speedway (“AMS”)	Hampton, GA	820	1.5	123	101,000		Atlanta (8)
Bristol Motor Speedway	Bristol, TN	670	0.5	196	158,000		Tri-Cities (92)
Infineon Raceway (“IR”)	Sonoma, CA	1,600	2.5	27	47,000	(3)	San Francisco (6)
Kentucky Speedway (“KS”)(4)	Sparta, KY	820	1.5	53	69,000		Cincinnati (34)
Las Vegas Motor Speedway	Las Vegas, NV	1,030	1.5	102	131,000		Las Vegas (42)
Lowe’s Motor Speedway (“LMS”)	Concord, NC	1,310	1.5	113	146,000		Charlotte (24)
New Hampshire Motor Speedway (“NHMS”)(5)	Loudon, NH	1,180	1.1	38	96,000		Boston (7)
Texas Motor Speedway	Fort Worth, TX	1,490	1.5	194	136,000		Dallas-Fort Worth (5)

				846	884,000

(1)	Excluding dragway and dirt track suites.
(2)	Including seats in luxury suites and excluding infield admission, temporary seats, general admission and dragway and dirt track seats.
(3)	IR’s permanent seating capacity is supplemented by temporary and other general admission seating arrangements along its 2.52-mile road course.
(4)	Acquired on December 31, 2008.
(5)	Acquired on January 11, 2008.

We plan to promote 23 major annual motorsports racing events in 2009 sanctioned by NASCAR. These include 13 races associated with the Sprint Cup stock car racing series (formerly known as the NEXTEL Cup Series) and ten races associated with the Nationwide Series (formerly known as the Busch Series). We also will promote eight races associated with the Camping World Truck Series (formerly known as the Craftsman Truck Series), three Indy Racing League (“IRL”) racing events, five major National Hot Rod Association (“NHRA”) racing events and three World of Outlaws (“WOO”) racing events, as well as several other races and events in 2009.

We derive revenues principally from the following activities:

•	sales of tickets to motorsports races and other events held at our speedways;

•	licensing of network television, cable television and radio rights to broadcast our events;

•	sales of sponsorships, facility naming rights and promotions to companies that desire to advertise or sell their products or services surrounding our events;

•	commissions earned on sales of food, beverages and hospitality catering;

•	event sales and commissions from souvenir motorsports merchandise; and

•	rental of luxury suites during events and other track facilities.

Recent Developments

Amendment to the Credit Facility. On May 14, 2009, we entered into the Eighth Amendment (the “Eighth Amendment”) to the Credit Agreement dated as of May 16, 2003, as amended (the “Credit Facility”), among us, the guarantors identified on the signature pages thereto and the various lenders identified on the signature pages thereto, which include Bank of America, N.A., as Administrative Agent for the lenders, Wachovia Bank, National Association, as Syndication Agent, Calyon New York Branch and SunTrust Bank, as the Documentation Agents, and Banc of America Securities LLC, as Lead Arranger and Book Manager for the lenders. The Eighth Amendment allowed us to incur the $275.0 million principal amount of indebtedness under the Private Notes as permitted indebtedness. Also, as a condition to the incurrence of such additional indebtedness, the Eighth Amendment reduced permitted borrowings under the Credit Facility from $500.0 million to $350.0 million and required us to use the proceeds from the sale of the Private Notes to reduce the outstanding borrowings under the Credit Facility.

Amendment and Restatement of the Credit Facility. On July 14, 2009, we, along with our subsidiary, Speedway Funding, LLC (and together with us, the “Borrowers”), and certain other of our subsidiaries (the “Subsidiary Guarantors”) entered into an Amended and Restated Credit Agreement (the “2009 Credit Facility”) with the various lenders identified on the signature pages thereto (the “Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Syndication Agents, SunTrust Bank, as Documentation Agent and Banc of America Securities LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities, Inc. and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Managers. The 2009 Credit Facility amended and restated the Credit Facility.

The 2009 Credit Facility provides for a three-year, $300.0 million senior secured revolving credit facility with a $75.0 million sublimit available for letters of credit and a sublimit of up to $10.0 million available for swing line loans. Subject to certain conditions, including the absence of any event of default under the 2009 Credit Facility, the Borrowers may increase revolving commitments or establish a term loan (or a combination of the two) up to an aggregate additional amount of $150.0 million if the Borrowers are able to secure additional commitments from the Lenders or other financial institutions to provide such additional proceeds. The 2009 Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) are guaranteed by each Subsidiary Guarantor.

For more information regarding the 2009 Credit Facility, see the July 17, 2009 Form 8-K incorporated by reference in this prospectus.

Equity Investment in Motorsports Authentics. We and International Speedway Corporation equally own a joint venture, operating independently as Motorsports Authentics (“MA”), to produce, market and sell exclusive and non-exclusive licensed motorsports collectible and consumer products. As further discussed in Note 2 “Joint

Venture Equity Investment and Equity Investee Earnings or Losses” to the consolidated financial statements in our June 30, 2009 Form 10-Q, we reduced the carrying value of our MA equity investment to its estimated fair value of $18.1 million as of June 30, 2009, with an impairment charge of $55.6 million. MA continues to face significant operating challenges. In its fiscal third quarter ended August 31, 2009, for various strategic purposes, MA ceased paying certain guaranteed royalties under several license agreements where estimated royalties payable based on projected sales were less than stipulated guaranteed minimum royalties payable (“unearned royalties”). All earned royalties that were due have been paid. MA has received notices from certain licensors alleging default under the license agreements if MA does not pay unearned royalties within stipulated cure periods. MA is attempting to obtain extensions from licensors where cure periods, including any subsequent extensions, have lapsed or are near termination. MA has not decided whether or when such payments, full or partial, may resume. Upon default, a material amount of guaranteed royalty payments under several license agreements could be asserted by the licensors as immediately due.

MA is attempting to renegotiate its license agreements with essentially all present significant licensors of NASCAR merchandising on terms that allow MA reasonable future opportunities to operate profitably. Should such negotiations not be successful, should MA management decide to allow license defaults to remain uncured or should licensors not grant extended cure periods and exercise their rights under the agreements, MA’s business and its ability to continue operating could be severely impacted. MA is exploring other business strategies to turn its business around. If such efforts are not sufficient or timely, MA could ultimately pursue bankruptcy. See Risk Factor – “Future impairment of our equity investment in an associated entity could adversely affect our profitability” – for additional discussion of factors that significantly impact MA’s revenues and profitability.

As of October 6, 2009, the historical consolidated financial statements of MA for each of the three years ended November 30, 2008, 2007 and 2006 were updated to add footnote O concerning the subsequent events discussed above as well as to add an explanatory paragraph in the Report of Independent Registered Public Accounting Firm, dated January 28, 2009, on such financial statements disclosing that MA is in technical default of certain of its license agreements that are material to the viability of the business, which raises substantial doubt about MA’s ability to continue as a going concern. This amended audit opinion resulted in non-compliance with one affirmative covenant under MA’s credit and security agreement, and MA is in the process of pursuing a waiver. There is no guarantee that the waiver will be granted. As of October 5, 2009, there were no borrowings under MA’s credit and security agreement. A copy of this amended audit opinion and MA’s audited financial statements, as supplemented to reflect this subsequent event, are included as an exhibit to the registration statement of which this prospectus is a part.

As of June 30, 2009, the Company’s carrying value of its MA equity investment approximated $18.1 million, and the Company could be required to fund part or all of associated contingent guarantee obligations of up to approximately $11.7 million should MA have insufficient future financial resources and such obligations remain due. The Company could increase its investment in MA, in the form of additional equity contributions or loans, in amounts that could be material. Should MA’s license renegotiations and other strategic efforts be insufficient, the Company could be required to record an impairment charge of up to the approximately $18.1 million MA carrying value at that time, any Company additional investments in MA and up to approximately $11.7 million related to the contingent guarantee obligations, if funding was required.

Corporate Information

We were incorporated in December 1994 as a Delaware corporation and our common stock is traded on the New York Stock Exchange under the symbol “TRK.” Our principal executive offices are located at 5555 Concord Parkway South, Concord, North Carolina 28027. Our telephone number is (704) 532-3318.

Summary of the Exchange Offer

The following is a brief summary of the principal terms of the Exchange Offer. For a more complete description of the terms of the Exchange Offer, see “The Exchange Offer” in this prospectus.

The Exchange Offer	We are offering to exchange up to $275.0 million aggregate principal amount of our new 8 3/4% Senior Notes due 2016, registered under the Securities Act, for up to $275.0 million aggregate principal amount of our original 8 3/4% Senior Notes due 2016, which are currently outstanding. The Private Notes may only be exchanged in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. In order to be exchanged, a Private Note must be properly tendered and accepted. All Private Notes that are validly tendered and not validly withdrawn will be exchanged promptly after the expiration of the Exchange Offer.

Expiration Date	Midnight, Charlotte, North Carolina time, on , 2009 (the 20th business day following the date of this prospectus), unless we extend the Exchange Offer in our sole discretion.

Accrued Interest on the Exchange Notes and Private Notes	Interest on the Exchange Notes will accrue from May 19, 2009, the date of issuance of the Private Notes for which the Exchange Notes are exchanged, or from the date of the last periodic payment of interest on the Private Notes, whichever is later. Interest on the Exchange Notes will be at the same rate and upon the same terms as interest on the Private Notes. No additional interest will be paid on Private Notes tendered and accepted for exchange.

Resale Without Further Registration	Based on no-action letters issued by the staff of the SEC to third parties, we believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	you are acquiring the Exchange Notes issued in the Exchange Offer in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes issued to you in the Exchange Offer; and

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

The letter of transmittal states that by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period ending on the earlier of (1) 365 days from the date on which the registration statement relating to the Exchange Offer is declared effective, and (2) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Conditions to the Exchange Offer	If the Exchange Offer would not be permitted by applicable law or SEC policy, we will not be required to consummate the Exchange Offer. See “The Exchange Offer—Conditions.”

Withdrawal Rights	You may withdraw your tender of Private Notes at any time prior to midnight, Charlotte, North Carolina time, on , 2009 (the 20th business day following the date of this prospectus), the date the Exchange Offer expires.

Consequences of Failure to Exchange Private Notes	If you are eligible to participate in the Exchange Offer and you do not tender your Private Notes, you will not have further exchange or registration rights and your Private Notes will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of your Private Notes will be adversely affected.

Certain U.S. Federal Income Tax Considerations	The exchange of Private Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable event for United States federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the Exchange Offer.

Use of Proceeds	We will not receive cash proceeds from the issuance of the Exchange Notes hereby. In consideration for issuing the Exchange Notes in exchange for the Private Notes, as described in this prospectus, we will receive Private Notes of like principal amount. The Private Notes tendered and accepted in the Exchange Offer for the Exchange Notes will be retired and canceled.

Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offer.

Summary Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.

Issuer	Speedway Motorsports, Inc.

Securities Offered	Up to $275.0 million aggregate principal amount of 8 3/4% Senior Notes due 2016 that have been registered under the Securities Act. The form and terms of the Exchange Notes will be the same as the form and terms of the Private Notes except that:

•	the Exchange Notes will bear a different CUSIP number from the Private Notes;

•	the Exchange Notes have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer; and

•	you will not be entitled to any exchange or registration rights with respect to the Exchange Notes.

The Exchange Notes will evidence the same debt as the Private Notes. They will be entitled to the benefits of the indenture governing the Private Notes and will be treated under such indenture as a single series with the Private Notes.

Maturity	June 1, 2016.

Interest	The Exchange Notes will bear interest at the rate of 8 3/4% per annum from May 19, 2009 or the last interest payment date on which interest was paid on the Private Notes (whichever is later), calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2009.

Guarantees	The Exchange Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our operative subsidiaries, except for Oil-Chem Research Corporation and its subsidiaries.

Ranking	The Exchange Notes and the guarantees thereof will be unsecured senior obligations and will rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future senior debt. The Exchange Notes will be senior in right of payment to any subordinated debt, including our outstanding $330.0 million of 6 3/4% Senior Subordinated Notes due 2013. The Exchange Notes will be effectively subordinated to all secured debt, including the 2009 Credit Facility, to the extent of the value of the collateral securing those obligations, and will also be structurally subordinated to any obligations of subsidiaries that do not guarantee the Exchange Notes.

Optional Redemption	The Exchange Notes will be redeemable, in whole or in part, at any time on or after June 1, 2013 at the redemption prices specified under “Description of the Exchange Notes—Optional Redemption.” In addition, we may redeem, at a premium, up to 35% of the Exchange Notes before June 1, 2012 with the net cash proceeds from certain equity offerings. We may also redeem some or all of the Exchange Notes before June 1, 2013 at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. In addition, we may be required to make an offer to purchase the Exchange Notes upon the sale of certain assets or upon a change of control.

Change of Control	If we experience certain types of change of control transactions, we must offer to repurchase the Exchange Notes at 101% of the aggregate principal amount of the Exchange Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Indenture Covenants	The indenture governing the Notes, among other things, restricts our and our subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends and make distributions;

•	incur liens;

•	engage in any sale and leaseback transaction;

•	make specified types of investments;

•	apply net proceeds from certain asset sales;

•	engage in transactions with our affiliates;

•	merge or consolidate;

•	restrict dividends or other payments from subsidiaries;

•	sell equity interests of subsidiaries; and

•	sell, assign, transfer, lease, convey or dispose of assets.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of the Exchange Notes—Certain Covenants.”

Absence of a Public Market for the Exchange Notes	The Exchange Notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the Exchange Notes on any securities exchange. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

Selected Historical Financial Data

The following table presents our selected historical financial data. The selected consolidated operating data for the six months ended June 30, 2009 and 2008, and the selected consolidated balance sheet data as of June 30, 2009, are derived from our unaudited consolidated financial statements included in the June 30, 2009 Form 10-Q, which is incorporated by reference into this prospectus. The selected consolidated operating data for the years ended December 31, 2008, 2007 and 2006 and the selected consolidated balance sheet data as of December 31, 2008 and 2007 are derived from our audited consolidated financial statements included in the 2008 Form 10-K, which is incorporated by reference into this prospectus. The selected consolidated operating data for the years ended December 31, 2005 and 2004 and the selected consolidated balance sheet data as of December 31, 2005 and 2004 are derived from our audited consolidated financial statements not incorporated by reference into this prospectus.

The selected historical consolidated financial data presented below is qualified by reference to, and should be read in conjunction with, our consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2008 Form 10-K and in the June 30, 2009 Form 10-Q, which are incorporated by reference in this prospectus.

INCOME STATEMENT DATA(1)	Year Ended December 31:					Six Months Ended June 30:
	2008	2007	2006	2005	2004	2009	2008
	(in thousands, except per share data)
Revenues:
Admissions	$188,036	$179,765	$175,208	$177,352	$156,718	$93,875	$111,819
Event related revenue	211,630	197,321	183,404	168,359	137,074	102,890	124,185
NASCAR broadcasting revenue(2)	168,159	142,517	162,715	140,956	110,016	109,446	106,233
Other operating revenue	43,168	42,030	40,753	42,431	42,711	19,229	25,780

Total revenues	610,993	561,633	562,080	529,098	446,519	325,440	368,017

Expenses and other:
Direct expense of events	113,477	100,414	95,990	97,042	81,432	56,594	63,148
NASCAR purse and sanction fees	118,766	100,608	105,826	96,306	78,473	74,969	73,124
Other direct operating expense	34,965	34,484	32,568	35,960	35,259	14,913	21,475
General and administrative	84,029	80,913	78,070	73,281	65,152	43,407	42,715
Depreciation and amortization	48,146	44,475	40,707	37,607	35,524	26,490	23,722
Interest expense, net	35,914	21,642	21,011	21,890	19,886	17,622	18,093
Equity investee (earnings) losses(3)	(1,572)	57,422	3,343	272	110	58,797	(4,544)
AMS insurance recovery gain(4)	—	—	—	(8,829)	—	—	—
Ferko litigation settlement(5)	—	—	—	—	11,800	—	—
Other expense (income), net	(1,077)	5,199	185	(1,632)	(2,929)	86	(1,247)

Total expenses and other	432,648	445,157	377,700	351,897	324,707	292,878	236,486

Income from continuing operations before income taxes	178,345	116,476	184,380	177,201	121,812	32,562	131,531
Provision for income taxes	(72,442)	(64,892)	(66,930)	(68,277)	(46,705)	(33,286)	(51,642)

Income (Loss) from continuing operations	105,903	51,584	117,450	108,924	75,107	(724)	79,889
Loss from discontinued operation, net of taxes(7)	(25,863)	(13,190)	(6,228)	(789)	(1,453)	(2,340)	(1,969)

Net Income (Loss)	$80,040	$38,394	$111,222	$108,135	$73,654	$(3,064)	$77,920

Basic earnings (loss) per share:
Continuing operations	$2.44	$1.18	$2.68	$2.48	$1.73	$(0.02)	$1.84
Discontinued operation	(0.60)	(0.30)	(0.14)	(0.02)	(0.03)	(0.05)	(0.05)

Net Income (Loss)	$1.84	$0.88	$2.54	$2.46	$1.70	$(0.07)	$1.79

Weighted average shares outstanding	43,410	43,735	43,801	43,908	43,342	42,862	43,504

Diluted earnings (loss) per share:
Continuing operations	$2.44	$1.17	$2.67	$2.47	$1.72	$(0.02)	$1.84
Discontinued operation	(0.60)	(0.30)	(0.14)	(0.02)	(0.03)	(0.05)	(0.05)

Net Income (Loss)	$1.84	$0.87	$2.53	$2.45	$1.69	$(0.07)	$1.79

Weighted average shares outstanding	43,423	43,906	44,006	44,178	43,654	42,862	43,530

BALANCE SHEET DATA(1)	As of December 31:					As of June 30:
	2008	2007	2006	2005	2004	2009	2008
Cash, cash equivalents and short-term investments	$58,065	$168,462	$121,139	$120,910	$216,731	$113,617	$133,961
Equity investment in associated entity(3)	77,066	76,678	135,346	136,842	1,551	18,133	80,240
Goodwill and other intangible assets(6)	583,328	155,993	156,122	159,929	156,366	583,264	558,316
Assets of discontinued operation(7)	2,101	2,936	12,975	28,236	3,045	2,101	2,050
Total assets	2,034,409	1,578,320	1,583,408	1,514,426	1,402,230	2,039,988	2,058,176
Long-term debt, including current maturities:
Revolving credit facility(8)	350,000	98,438	98,438	50,000	50,000	100,000	350,000
Bank term loan	—	—	—	50,000	46,875	—	—
Senior subordinated notes	330,000	330,000	330,000	330,000	330,000	330,000	330,000
2009 Senior notes(8)	—	—	—	—	—	266,413	—
Other debt(1)	6,480	22	44	235	274	5,912	19
Liabilities of discontinued operation(7)	382	961	221	490	—	867	986
Stockholders’ equity	885,362	827,671	820,089	726,148	633,325	868,605	902,893
Cash dividends per share of common stock	$0.34	$0.335	$0.33	$0.32	$0.31	$0.09	—

(1)	As further discussed in Notes 1 and 14 to the audited consolidated financial statements contained in the 2008 Form 10-K, we purchased NHMS on January 11, 2008 for cash of approximately $340.0 million, and KS on December 31, 2008 through satisfaction of $63.3 million in debt, payment of $7.5 million over five years and a contingent payment of an additional $7.5 million over five years commencing upon satisfaction of specified conditions. The purchase of NHMS also included 50% ownership interest in the outstanding stock of North Wilksboro Speedway (“NWS”). We have owned the remaining 50% interest for several years. NWS has no operations and its assets consist primarily of real estate, which has no significant fair value. These purchases were funded with available cash and borrowings under the Credit Facility. The purchase method was used to account for these acquisitions and the results of operations after acquisition are included in our consolidated statements of operations.

(2)	NASCAR has announced combined eight-year agreements with FOX, ABC/ESPN, TNT and SPEED Channel for the domestic broadcast rights to all NASCAR Sprint Cup, Nationwide and Camping World Truck Series events for 2007 through 2014. The announced 2007 total NASCAR broadcasting rights fees for the entire industry were approximately $505.0 million and, although initially lower than the 2006 rights fees of approximately $574.0 million, this eight-year arrangement provides us with increases in annual contracted revenues through 2014 averaging 3% per year.

(3)	In August 2005, we and International Speedway Corporation formed an equally owned joint venture, operating independently as Motorsports Authentics, to produce, market and sell exclusive and non-exclusive licensed motorsports collectible and consumer products. In September 2005, MA acquired certain assets and operations of Team Caliber, Inc. (a marketer and distributor of licensed motorsports merchandise), and in December 2005, Action Performance Companies, Inc. (a designer, promoter, marketer and distributor of licensed motorsports merchandise) was purchased for approximately $245.0 million in cash plus transaction costs. The purchase price was funded with available cash and cash equivalents. We use the equity method of accounting for our 50% ownership in MA.

As further discussed in Note 2 to the audited consolidated financial statements contained in the 2008 Form 10-K, our 2007 operating results and diluted earnings per share were significantly impacted from sizable charges reflected by MA for inventory, tooling, goodwill and other intangible assets impairment. These charges were due primarily to several NASCAR driver, team and sponsor changes, including Dale Earnhardt, Jr., a material MA licensor, renaming of the NASCAR NEXTEL Cup and Nationwide Series in 2008, NASCAR’s introduction of a new car design (the “Car of Tomorrow”), car manufacturer changes, other excess merchandise inventory and tooling no longer used for a secondary product line. Our losses on equity investees for 2007, which include our 50% share of those MA charges, reduced basic and diluted earnings per share by $1.31.

MA results for 2008 reflect, among other factors, increased merchandise sales of Dale Earnhardt, Jr., who changed racing teams and sponsors at the end of 2007. There were no similar changes that favorably impacted MA results for the same periods in 2009. Although lower than 2008, a significant portion of MA’s 2009 revenues and gross profits relate to sales of this licensor’s merchandise. Also, MA results for 2009 were negatively impacted by decreased attendance at motorsports racing events and the ongoing recession, reduced discretionary spending, declining sales to mass retail department stores and specialty retailers and increased competition for products sold under non-exclusive MA licenses. As further discussed in the risk factor “Future impairment of our equity investment in an associated entity could adversely affect our profitability” below, and in Note 2, “Joint Venture Equity Investment and Equity Investee Earnings or Losses,” to the unaudited financial statements in the June 30, 2009 Form 10-Q, we reduced the carrying value of our MA equity investment to its estimated fair value as of June 30, 2009 with an impairment charge of $55.6 million (with no net income tax benefit). Our losses on equity investees for the six months ended June 30, 2009, which include this impairment charge, reduced basic and diluted earnings per share by $1.37.

(4)	AMS insurance recovery gain represents a 2005 gain related to resolution of insurance recoveries and damaged property and equipment claims associated with a tornado that struck AMS in July 2005. Settlement of insurance claims was substantially completed in the fourth quarter 2005, and a gain from insurance recoveries upon final resolution of insurance claims was recognized net of a loss on damaged property and equipment. The 2005 gain of $8.8 million, before income taxes of $3.4 million, increased basic and diluted earnings per share by $0.12.

(5)	Litigation settlement represents a 2004 charge to earnings for litigation and related settlement expenses associated with a settlement agreement between us, NASCAR and ISC to resolve a lawsuit filed by Francis Ferko, one of our stockholders, against NASCAR and ISC. We were named as a necessary party to the lawsuit as it was brought on our behalf by a stockholder. Also, applicable law required us to reimburse the plaintiff for litigation expenses incurred in successfully bringing this suit on our behalf. The 2004 charge of $11.8 million, before income taxes of $4.5 million, reduced basic and diluted earnings per share by $0.16.

(6)	Increases in the gross carrying value of other intangible assets and goodwill in 2008 reflect purchase accounting for the NHMS acquisition in January 2008 as further described in Notes 1 and 14 to the audited consolidated financial statements contained in the 2008 Form 10-K. Other intangible assets acquired consist of nonamortizable race event sanctioning and renewal agreements to annually host two NASCAR Sprint Cup and one NASCAR Nationwide Series racing events.

(7)	As further discussed in Note 15 to the audited consolidated financial statements contained in the 2008 Form 10-K, in the fourth quarter of 2008 we decided to discontinue our oil and gas operations primarily because of ongoing challenges and business risks in conducting these activities in foreign countries. The net assets and operating results for these oil and gas activities, including all prior periods presented, have been reclassified as discontinued operations in our consolidated financial statements using applicable guidance in Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” Based on our impairment assessment, the estimated fair values of our consolidated foreign investments in oil and gas operations were found to be substantially diminished and were written off as of December 31, 2008 through an impairment charge included in our 2008 loss from discontinued operations. Loss from discontinued operations is reported net of income tax benefits of $1.7 million for 2008, $6.4 million for 2007, $3.8 million for 2006, $508,000 for 2005, $950,000 for 2004, and $853,000 and $1.2 million for the six months ended June 30, 2009 and 2008, respectively.

(8)	As further discussed in “Recent Developments” above and in Note 5 to the unaudited financial statements in the June 30, 2009 Form 10-Q, on May 14, 2009 the Credit Facility was amended to allow issuance of the Private Notes as permitted indebtedness and to require that proceeds from the Private Notes offering be used to reduce outstanding Credit Facility borrowings.

On May 19, 2009, we completed the offering of the Private Notes in an aggregate principal amount of $275.0 million with a coupon interest rate of 8 3/4%. The Private Notes were issued at 96.8% of par value, and net proceeds, after commissions and fees of approximately $261.0 million, were used to reduce outstanding borrowings under Credit Facility. As of June 30, 2009, the Private Notes’ carrying value of $266.4 million is reported net of issuance discount of $8.6 million.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical and pro forma ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with our consolidated financial statements for the periods presented and the related notes together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus.

	For the Year Ended December 31,						For the Six Months Ended June 30,
	2008	2007	2006	2005	2004	Pro Forma 2008(1)	2009	Pro Forma 2009(1)
Ratio of earnings to fixed charges	5.2x	6.6x	7.5x	7.3x	6.2x	3.9x	5.9x	3.8x

(1)

To reflect the change in interest costs during the periods presented resulting from the use of proceeds from the issuance of the Private Notes to pay down outstanding borrowings under the Credit Facility, using an effective interest rate for the Private Notes of 9 3/8%.

The ratio of earnings to fixed charges is computed by dividing fixed charges into income from continuing operations before income taxes, excluding equity investee earnings or losses, plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of financing costs and the estimated interest component of rent expense.

RISK FACTORS

An investment in our securities, including the Exchange Notes, involves certain risks. Before investing in our securities, you should carefully consider the risk factors described below as well as additional risks described in our periodic reports filed with the SEC, including, but not limited to, the 2008 Form 10-K, together with all of the other information included in this prospectus and the other information that we have incorporated by reference. The risks described below and in the 2008 Form 10-K are not the only ones we are facing. Additional risks not currently known to us or that we currently deem immaterial may also impair our business. See “Disclosure Regarding Forward-Looking Statements.” Any of the risks described below, in the 2008 Form 10-K and in any subsequent periodic reports, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment.

Risks Related to the Exchange Notes

There are consequences if you fail to exchange your Private Notes for Exchange Notes.

Private Notes that are not exchanged for Exchange Notes in the Exchange Offer will remain restricted securities. The Private Notes will continue to be subject to the following restrictions on transfer and limitation of rights:

•

the Private Notes may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available under the Securities Act or if neither such registration nor such exemption is required by law;

•	the Private Notes will bear a legend restricting transfer in the absence of registration or an exemption therefrom;

•

a holder of Private Notes who wishes to sell or otherwise dispose of all or any part of its Private Notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of counsel reasonably satisfactory in form and substance to us, that such exemption is available; and

•	the Private Notes will no longer have registration rights.

After the consummation of the Exchange Offer, it is likely that the trading market for the Private Notes will be less liquid than the Exchange Notes but the Private Notes will still bear interest at the same rate as that borne by the Exchange Notes. Consequently, you may find it difficult to sell any Private Notes you continue to hold after the consummation of the Exchange Offer.

If an active trading market does not develop for the Exchange Notes, you may not be able to resell them.

The Exchange Notes will not be listed on any securities exchange. The Exchange Notes are new securities for which there is currently no market. The Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised by the initial purchasers of the Private Notes that they intend to make a market in the Exchange Notes as permitted by applicable laws and regulations. However, they are not obligated to do so and their market making activities may be discontinued at any time without notice. In addition, their market making activities may be limited during the Exchange Offer and the pendency of the registration statement of which this prospectus is a part. Therefore, there can be no assurance that an active market for the Exchange Notes will develop. In addition, the liquidity of the trading market in the Exchange Notes, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. See “The Exchange Offer” and “Plan of Distribution.”

Our substantial indebtedness could adversely affect our financial position and ability to meet our obligations under our debt instruments, including the Exchange Notes.

We have a substantial amount of debt and significant debt service obligations. As of June 30, 2009, after giving effect to the issuance of the Private Notes and the use of proceeds therefrom to pay down outstanding borrowings under the Credit Facility, and as adjusted to give effect to the amendment and restatement of the Credit Facility, we had total outstanding long-term debt of approximately $702.3 million, or $710.9 million excluding issuance discount of $8.6 million for the Private Notes, consisting of (1) $100.0 million under the 2009 Credit Facility, (2) $330.0 million under our 6 3/4% Senior Subordinated Notes due 2013, (3) $275.0 million in principal under the Private Notes, and (4) $5.9 million consisting primarily of a debt obligation associated with our acquisition of substantially all of the assets of Kentucky Speedway, LLC. Our stockholders’ equity was $868.6 million as of June 30, 2009, resulting in a debt ratio (total debt as a percentage of total debt plus equity) of 45%. Our substantial indebtedness could make it more difficult for us to borrow money in the future and may reduce the amount of money available to finance our operations and other business activities and may have other important consequences, including the following:

•

we will have to dedicate a substantial portion of our cash flow from operations to the payment of principal, premium, if any, and interest on our debt, which will reduce funds available for other purposes;

•	we may not be able to fund capital expenditures, working capital and other corporate requirements;

•	we may not be able to obtain additional financing or obtain it at acceptable rates;

•

our ability to adjust to changing market conditions and withstand competitive pressures could be limited, and we may be vulnerable to additional risk if there is a downturn in general economic conditions or in our business, including the availability of short and long-term debt; and

•	we may be at a disadvantage compared to our competitors that have less leverage and greater operating and financial flexibility than we do.

We may be able to incur additional indebtedness in the future.

Despite our level of indebtedness, we may be permitted to incur additional debt in the future. At June 30, 2009, after giving effect to the issuance of the Private Notes and the use of proceeds therefrom to pay down outstanding borrowings under the Credit Facility, and as adjusted to give effect to the amendment and restatement of the Credit Facility, we had approximately $199.1 million of additional revolving loans available to be borrowed under the 2009 Credit Facility. Such indebtedness would be secured and effectively senior in right of payment to the Exchange Notes. In addition, the indenture governing the Notes will permit us to refinance our 6 3/4% Senior Subordinated Notes due 2013, which are subordinated in right of payment to the Exchange Notes, with senior indebtedness that would rank pari passu in right of payment to the Exchange Notes, at any time, without having such refinancing deemed a restricted payment under the indenture. This could further exacerbate the risks described in this prospectus and in the 2008 Form 10-K.

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our business and results of operations.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of tightening credit markets and the recent adverse changes in the credit markets generally may have a material adverse effect on our business and results of operations, including, but not limited to, an inability to finance capital expansion on favorable terms, if at all, increased financing cost or financial terms with increasingly restrictive covenants.

Failure to comply with restrictive covenants in our existing contractual arrangements and future contractual arrangements, including the indenture governing the Notes, could accelerate our repayment obligations under our existing and future debt. These covenants could also limit our ability to respond to changing business and economic conditions and to secure additional financing.

The indenture governing the Notes, the indenture governing our 6 3/4% Senior Subordinated Notes due 2013, the credit agreement governing the 2009 Credit Facility and other documentation relating to our indebtedness contain a number of restrictive covenants. Furthermore, any additional financing arrangements we enter into may contain additional restrictive covenants and financial covenants. These covenants restrict or prohibit many actions, including, but not limited to, our ability to incur debt, create or suffer to exist liens, make prepayments of particular debt, pay dividends, make capital expenditures or investments, engage in transactions with stockholders and affiliates, issue capital stock, sell certain assets and engage in mergers and consolidations or in sale-leaseback transactions. Failure to maintain compliance with these covenants could constitute a default, which could accelerate the payment of any amounts outstanding under these financial agreements.

Furthermore, as a result of these covenants, our ability to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted. We may be prevented from engaging in transactions that might otherwise be considered beneficial to us. Should we pursue further development or acquisition opportunities, the timing, size and success as well as associated potential capital commitments of which are unknown at this time, we may need to raise additional capital through debt or equity financings. There can be no assurance that adequate debt or equity financing will be available on satisfactory terms or will be permitted under these covenants. Any such failure to obtain further financing could have a negative effect on our business and operations. See “Description of the Exchange Notes.”

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on a variety of factors, many of which are beyond our control.

Our ability to make payments on our indebtedness, including the Notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. Our business may not be able to generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. However, we may not be able to complete such refinancing on commercially reasonable terms or at all.

A significant portion of our cash flow must be used to service our indebtedness and is therefore not available to be used in our business. In 2008, we paid $39.6 million in interest on our indebtedness. Our ability to generate cash flow is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control. In addition, a substantial portion of our indebtedness bears interest at floating rates, and therefore a substantial increase in interest rates could adversely impact our results of operations. Based on the average outstanding amount of our variable rate indebtedness in 2008 and as of December 31, 2008, a one percentage point change in the interest rates for our variable rate indebtedness would have impacted our 2008 interest expense by an aggregate of approximately $3.7 million and $3.5 million, respectively, excluding net quarterly settlement payments or fluctuations in the fair value of our interest rate swap agreement during 2008.

We are a holding company and as a result rely on the receipt of payments from our subsidiaries in order to meet our cash needs and service our indebtedness, including the Notes.

We are a holding company and our principal assets consist of the shares of capital stock or other equity of our subsidiaries. As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments from our subsidiaries to fund our obligations and meet our cash needs. We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions to us in order to allow us to make payments on the Exchange Notes.

Your ability to require the repurchase of Exchange Notes upon a change of control may be limited.

Upon a change of control, we will be required to offer to repurchase all of the Exchange Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest. If a change of control were to occur, we may not have sufficient funds to pay the purchase price for the outstanding Exchange Notes tendered and we expect that we would require third-party financing; however, we may not be able to obtain such financing on favorable terms, if at all. In addition, the terms of any future senior indebtedness may prohibit certain events that would constitute such a change of control or require such senior indebtedness to be repurchased or repaid upon a change of control. Moreover, the exercise by the holders of their right to require us to purchase the Exchange Notes could cause a default under such senior indebtedness, even if the change of control itself does not, due to the financial effect of such repurchase on us and our subsidiaries. Our failure to repurchase tendered Exchange Notes at a time when the repurchase is required by the indenture relating to the Notes would constitute an event of default under the indenture, which, in turn, may constitute an event of default under our other debt instruments. The change of control provision in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving us, that may adversely affect you. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control in the indenture to trigger these provisions. Except as described under “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control,” the indenture does not contain provisions that permit the holders of the Exchange Notes to require us to repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction. Finally, the provisions under the indenture relative to our obligation to make an offer to purchase the Exchange Notes as a result of a change of control may be waived or modified with the written consent of the holders of a majority in principal amount of the Exchange Notes; accordingly, you may not be able to require the repurchase of your Exchange Notes upon a change of control even if you do not consent to the waiver of such obligation.

The Exchange Notes are unsecured obligations and accordingly our assets may be insufficient to pay amounts due on the Exchange Notes.

The Exchange Notes will be unsecured obligations. We and our subsidiaries may incur other debt, which may be substantial in amount, and which may in certain circumstances be secured. The Exchange Notes will be effectively subordinated to all of our existing and future secured debt and that of the guarantors to the extent of the assets securing such debt, including under the 2009 Credit Facility. See “Description of the Exchange Notes—Certain Definitions—Permitted Liens.” Assuming we had completed the Exchange Offer, on June 30, 2009, after giving effect to the issuance of the Private Notes and the use of proceeds therefrom to pay down outstanding borrowings under the Credit Facility, and as adjusted to give effect to the amendment and restatement of the Credit Facility, the Exchange Notes would have been effectively subordinated in right of payment to approximately $100.0 million of debt.

Because the Exchange Notes will be unsecured obligations, your right of repayment may be compromised in the following situations:

•	we enter into bankruptcy, liquidation, reorganization or other winding-up;

•	there is a default in payment under any of our secured debt; or

•	there is an acceleration of any of our secured debt.

If any of these events occurs, the secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture relating to the Notes at such time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the Exchange Notes.

Furthermore, the Exchange Notes will be structurally subordinated to any obligations of our subsidiaries that do not guarantee the Exchange Notes, including Oil-Chem Research Corporation and its subsidiaries.

Federal and state statutes may allow courts, under specific circumstances, to void the Exchange Notes and the guarantees, subordinate claims in respect of the Exchange Notes and the guarantees and require holders of the Exchange Notes to return payments received from us.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the Exchange Notes and the guarantees could be voided, or claims in respect of the Exchange Notes and the guarantees could be subordinated to all of our other debt, if the issuance of the Exchange Notes or a guarantee was found to have been made for less than their reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the Exchange Notes:

•	were insolvent or so rendered by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

A court might also void the issuance of the Exchange Notes or a guarantee without regard to the above factors if the court found that we issued the Exchange Notes or the guarantors entered into their respective guarantees with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the Exchange Notes or the guarantees, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the Exchange Notes. If a court were to void an issuance of the Exchange Notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the Exchange Notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors with respect to the Exchange Notes or any guarantee.

In addition, any payment by us pursuant to the Exchange Notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under Title 11 of the United States Code (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•

the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the indebtedness incurred in this offering and the application of the proceeds therefrom, we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

In addition, although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Exchange Notes or other claims against us under the principle of equitable subordination, if the court determines that: (1) the holder of Exchange Notes engaged in some type of inequitable conduct, (2) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of Exchange Notes, and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Risks Related to our Business

The United States and global economic slowdown and ongoing disruptions in the financial markets could have a significant adverse impact on consumer and corporate spending and our business in ways that we cannot currently predict. Consumer and corporate spending can significantly impact our operating results, and national or local catastrophes, elevated terrorism alerts or natural disasters could have a significant adverse impact on our operating results.

Our business depends on discretionary consumer and corporate spending. The recent combination of severely tightened credit markets, stringent and costly borrowing conditions, deterioration of residential real estate and mortgage markets, unprecedented stock market declines and fluctuating oil and commodity prices, among other factors, have led to historically low levels of consumer confidence and recessionary conditions. The direction and strength of the United States economy, including the financial and credit markets, currently is uncertain due to these factors. Many of these conditions and uncertainties also exist in varying degrees throughout the global markets.

Many factors related to discretionary consumer spending can adversely impact recreational and entertainment spending and significantly impact our operating results. Consumer disposable income and spending are affected by economic conditions such as employment rates, high or rising fuel prices, difficult consumer credit and housing markets, interest and tax rates and inflation. Many factors affect corporate spending such as general economic and other business conditions, including consumer spending, rising fuel prices, interest and tax rates, hurricanes, flooding, earthquakes and other natural disasters, elevated terrorism alerts, terrorist attacks, military actions and inflation, as well as various industry and other business conditions, including corporate marketing and promotional spending and interest levels. These factors can impact regional and national consumer and corporate spending sentiment, and adversely affect attendance at our events, suite rentals, sponsorship, advertising and hospitality spending, concession and souvenir sales and driving schools and other track rentals. These factors also can affect the financial results of present and potential sponsors of our facilities and events and of the industry. Negative factors such as challenging economic conditions, public concerns over additional national security incidents and air travel, particularly when combined, can impact corporate and individual customer spending and each negative factor can have varying effects on our operating results. All of the aforementioned factors, among others, can have a material adverse impact on our future operating results and growth.

Government responses and actions may or may not successfully restore stability to the credit and consumer markets and improve economic conditions in the foreseeable future. There can be no assurance that government response to the economic slowdown and disruptions in the financial and credit markets will stabilize the economy or financial and credit markets. These economic conditions might not improve or could worsen and when these conditions may ultimately improve cannot be determined at this time. These severe economic conditions have and may further adversely impact various industries of our consumer and corporate customers, resulting in spending declines that could adversely impact our revenues and profitability. There can be no assurance that consumer and corporate spending will not be further adversely impacted by current or unforeseen economic conditions, thereby possibly having a material adverse impact on our future operating results and growth.

As a result of current adverse financial market conditions, investments in some financial instruments may pose risks arising from liquidity and credit concerns. Except as described in Item 3 “Quantitative and Qualitative Disclosures About Market Risk” in the June 30, 2009 Form 10-Q (incorporated in this prospectus by reference), we currently have no direct holdings in these higher-risk type instruments and our indirect exposure to these instruments through money market funds or otherwise is immaterial. However, we cannot predict future market conditions or market liquidity and can provide no assurance that our current or future investment portfolios, if any, will remain unimpaired.

Also, the financial stability of certain insurance companies that provide our insurance coverage could be adversely affected. In that case, the ability of these insurance companies to pay our potential claims could be impaired, and we might not be able to obtain adequate replacement insurance coverage at a reasonable cost or at all. Any of these events could harm our business, and we cannot assure you that future increases in such insurance costs and difficulties in obtaining high policy limits will not adversely impact our future financial position or operating results.

Bad weather adversely affects the profitability of our motorsports events and postponement or cancellation of major motorsports events could adversely affect us.

We promote outdoor motorsports events. Weather conditions surrounding these events affect sales of tickets, concessions and souvenirs, driving schools and track rentals, among other things. Although we sell tickets well in advance of our events, poor weather conditions can have a material effect on our results of operations, particularly because we promote a limited number of premier events. Due to inclement weather conditions, we may be required to move a race event to the next raceable day, which would increase our costs for the event and could negatively impact our walk-up admissions, if any, and food, beverage and souvenir sales. Poor weather can affect current periods as well as successive events in future periods because consumer demand can be affected by the success of past events.

If an event scheduled for one of our facilities is postponed because of weather, national security, natural disasters or other reasons, we could incur increased expenses associated with conducting the rescheduled event, as well as possible decreased revenues from admissions, food, beverage and souvenir sales generated at the rescheduled event. If such an event is cancelled, we would incur the expenses associated with preparing to conduct the event as well as losing the revenues associated with the event, including live broadcast revenues, to the extent such losses were not covered by insurance. If a cancelled event is part of the NASCAR Sprint Cup or Nationwide Series, the amount of money we receive from television revenues for all of our NASCAR-sanctioned events in the series that experienced the cancellation could be reduced. This would occur if, as a result of the cancellation and without regard to whether the cancelled event was scheduled for one of our facilities, NASCAR experienced a reduction in television revenues.

Lack of competitiveness in NASCAR Sprint Cup Series races or closeness of championship points races, the popularity of race car drivers or changes made by NASCAR on conducting, promoting and racing as a series sanctioning body, can significantly impact operating results.

A lack of competitiveness in Sprint Cup Series races or the closeness of the championship points race in any particular racing season can significantly impact our operating results. These and other factors, such as the popularity of race car drivers, can affect attendance at Sprint Cup racing events, as well as other events surrounding the weekends such Sprint Cup races are promoted. There can be no assurance that attendance or other event related revenues will not be adversely impacted by a lack of competitive racing or a close championship points race, or a decline in popularity of one or more race car drivers, in any particular season, thereby possibly impacting our operations and growth.

NASCAR periodically implements new rules or technical and other required changes for race teams and drivers, as well as event promoters, in attempts to increase safety, racing competition and fan interest, among other things. For example, NASCAR introduced a new prototype car for the Sprint Cup Series, the “Car of Tomorrow,” in efforts to increase competition on the speedways and generate increased fan interest and new marketing opportunities. The new car may or may not become more successful or popular with fans. Such factors can affect attendance and other event related revenues for our Sprint Cup and Nationwide Series racing events, as well as other events surrounding the weekends such races are promoted. Rule changes can increase operating costs that we may or may not be able to control. There can be no assurance that attendance or other event related revenues or operating costs will not be adversely impacted by sanctioning body changes in any particular season, thereby possibly impacting our operations and growth.

The success of our business depends, in part, on achieving our objectives for strategic acquisitions and dispositions and efficient and successful integration into our operations.

We pursue acquisitions or joint ventures as part of our long-term business strategy. We purchased NHMS in January 2008 for $340.0 million and KS in December 2008 for $70.8 million. These purchases were funded with available cash and borrowings under the Credit Facility. The purchase of NHMS and KS and other such transactions may involve significant challenges and risks. For example, the transactions may not advance our business strategy; we may not realize a satisfactory return on the investments made; we may experience difficulty integrating new employees, business systems and technology; or management’s attention may be diverted from our other businesses or operations. Furthermore, the use of cash or additional borrowings could significantly impact our liquidity, impair our ability to borrow additional funds for other business purposes or cause lowered ratings by credit agencies resulting in higher borrowing costs or increased difficulties borrowing additional amounts, among other things. These factors could adversely affect our future financial condition or operating results.

We may expand and improve the NHMS and KS facilities, which may involve material capital expenditures over several years in amounts or nature that have not yet been determined. Such expenditures may or may not increase our future success and the ability to compete and operate successfully and profitably depends on many factors outside of management’s control. Such factors, if significantly negative or unfavorable, could result in possible impairment and other charges that materially adversely affect our future financial condition or results of operations.

Management may from time to time evaluate the potential disposition of assets and businesses that may no longer be in alignment with our strategic direction. For example, in 2007 we sold the majority of assets and all operations of North Carolina Speedway, consisting principally of track rentals, because advancement of our business strategy and the foreseeable returns on investment were not satisfactory. Furthermore, in 2008 we decided to discontinue our oil and gas operations. We may decide to spend, depending on perceived possibilities, or be required to spend certain additional amounts or take legal action to protect or preserve our oil and gas investment interests and maintain or maximize potential recovery values, if any. Such additional expenditures, although presently undeterminable, could become material depending on the facts, circumstances and ultimate outcome of any attempted recovery or resolution. Those costs, if significant and ultimately not recovered, could have a material adverse effect on our future financial position, results of operations or cash flows. We may encounter difficulty in finding buyers or alternative exit strategies on acceptable terms in a timely manner or we may dispose of a business at a price or on terms that are less than optimal. In addition, there is a risk that we will sell a business whose subsequent performance exceeds expectations. These factors could adversely affect our future financial condition, operating results or cash flows.

Failure to be awarded a NASCAR event or deterioration in our relationship with NASCAR could adversely affect our profitability.

Our success has been and will remain dependent to a significant extent upon maintaining a good working relationship with the organizations that sanction the races we promote at our facilities, particularly NASCAR, the sanctioning body for Sprint Cup, Nationwide and Camping World Truck Series races. Each NASCAR event is awarded on an annual basis. Although we believe our relationship with NASCAR is good, nonrenewal of a NASCAR event license would have a material adverse effect on our financial condition and future results of operations. We cannot assure you that we will continue to obtain NASCAR licenses to sponsor races at our facilities. Our strategy has included growth through the addition of motorsports facilities. Failure to obtain NASCAR events for any future additional motorsports facility could have a material adverse effect on us. Similarly, NASCAR is not obligated to modify its race schedules to allow us to schedule our races more efficiently or favorably.

KS presently annually hosts one NASCAR Nationwide, one NASCAR Camping World Truck, one IndyCar Series and other racing events, and does not currently host a NASCAR Sprint Cup Series race. We have requested realignment of a Sprint Cup Series race to KS at the earliest possible time. The previous owners of KS are involved in litigation with NASCAR and ISC over NASCAR’s decision to not sanction a new Sprint Cup Series race at KS. NASCAR has informed us that NASCAR does not intend to allow realignment of a Sprint Cup Series race to KS until the KS litigation is resolved. We are unable to predict when this litigation will be resolved, and until a Sprint Cup Series race is held at KS, we are likely to incur cash and non-cash operating losses that negatively impact our future financial condition, operating results and cash flows.

Relocation of major motorsports events could adversely affect us.

NASCAR has announced it would consider potential track realignment of Sprint Cup Series racing events to desirable, potentially more profitable market venues of speedway operators. While relocation of any Sprint Cup event among our speedways we now or may own in the future could result in a net increase in our future operating profitability, long-lived assets of a speedway from where a Sprint Cup racing event may move could become impaired resulting in a material impairment charge that adversely affects our future financial condition or results of operations.

Increased costs associated with, and inability to obtain, adequate insurance could adversely affect our profitability and financial condition.

Heightened concerns and challenges regarding property, casualty, liability, business interruption and other insurance coverage have resulted from the national incidents on September 11, 2001. We have a material investment in property and equipment at each of our eight speedway facilities, which are generally located near highly populated cities and which hold motorsports events typically attended by large numbers of fans. These operational, geographical and situational factors, among others, have resulted in, and may continue to result in, significant increases in insurance premium costs and difficulties obtaining sufficiently high policy limits. We cannot assure you that future increases in such insurance costs and difficulties obtaining high policy limits will not adversely impact our profitability, thereby possibly impacting our operating results and growth.

Our insurance coverage may not be adequate if a catastrophic event occurred or major motorsports events were cancelled and liability for personal injuries and product liability claims could significantly affect our financial condition and results of operations.

While management attempts to obtain, and believes it presently has, reasonable policy limits of property, casualty, liability and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers, we cannot guarantee that our policy limits for property, casualty, liability and business interruption insurance currently in force, including coverage for acts of terrorism, would be adequate should one or multiple catastrophic events occur at or near any of our speedway facilities, or one or more of our major motorsports events were cancelled, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. Once our present coverage expires, we cannot guarantee that adequate coverage limits will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting any one or more of our speedway facilities could have a material adverse effect on our financial position and future results of operations if our asset damage or liability was to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay our related claims or damages. The occurrence of additional national incidents, in particular incidents at sporting events, entertainment or other public venues, may significantly impair our ability to obtain such insurance coverage in the future.

Motorsports can be dangerous to participants and to spectators. We maintain insurance policies that provide coverage within limits that are sufficient, in management’s judgment, to protect us from material financial loss due to liability for personal injuries sustained by persons on our premises in the ordinary course of business. Nevertheless, there can be no assurance that such insurance will be adequate at all times and in all circumstances.

We may incur significant costs from partial self-insurance.

We use a combination of insurance and self-insurance to manage various risks associated with our speedways and other properties and motorsports events and other business risks. We may increase the marketing of certain products using self-insured promotional warranty programs that could subject us to increased risk of loss should the number and amount of claims significantly increase. We have increased and may further increase our self-insurance limits, which could subject us to increased risk of loss should the number of incidents, damages, casualties or other claims below such self-insured limits increase. Management cannot guarantee that the number of uninsured losses will not increase. An increase in the number of uninsured losses could have a material adverse effect on our financial position and future results of operations.

Strong competition in the motorsports industry and with other professional and amateur sports could hinder our ability to maintain or improve our position in the industry.

Motorsports promotion is a competitive industry. We compete in regional and national markets, and with ISC and other NASCAR related speedways, to promote events, especially NASCAR-sanctioned Sprint Cup and Nationwide Series events, and to a lesser extent, with other speedway owners to promote other NASCAR, IRL, NHRA and WOO sanctioned events. We believe our principal competitors are other motorsports promoters of Sprint Cup and Nationwide Series or equivalent events. Certain of our competitors have resources that exceed ours. NASCAR is owned by the France family, who also controls ISC. ISC presently hosts a significant number of Sprint Cup and Nationwide Series races. Our competitors may attempt to build speedways and conduct racing and other motorsports related activities in new markets that may compete with us and our local and regional fan base or marketing opportunities.

We compete for spectator interest with all forms of professional and amateur spring, summer and fall sports, such as football, baseball, basketball and hockey, conducted in and near Atlanta, Boston, Bristol, Charlotte, Cincinnati, Las Vegas, Dallas-Fort Worth and San Francisco, and regionally and nationally, many of which have resources that exceed ours, and with a wide range of other available entertainment and recreational activities. These competing events and activities may be held on the same days or weekends as our events. We cannot assure you that we will maintain or improve our position in light of such competition.

The loss of our key personnel could adversely affect our operations and growth.

Our success depends to a great extent upon the availability and performance of our senior management, particularly O. Bruton Smith, Chairman and Chief Executive Officer, Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer. Mr. O. Bruton Smith has been with us or our predecessor for more than 40 years and Mr. Brooks for more than 25 years. Mr. Marcus G. Smith, the son of Mr. O. Bruton Smith, joined us in 1996 and was named our Chief Operating Officer and President, and President and General Manager of Lowe’s Motor Speedway in May 2008. Their experience within the industry, especially their working relationship with NASCAR, continues to be of considerable importance to us. The loss of any of our key personnel due to illness, retirement or otherwise, or our inability to attract and retain key employees in the future could have a material adverse effect on our operations and business plans.

The 2009 Credit Facility permits significant expenditures for capital projects, investments in and transactions for motorsports and other ancillary businesses, and costs associated with capital improvements could adversely affect our profitability.

We believe significant growth in our revenues depends, in large part, on consistent investment in facilities. Therefore, we expect to continue to make substantial capital improvements in our facilities to meet long-term increasing demand, to increase spectator entertainment value and to increase revenue. As of June 30, 2009, after giving effect to the issuance of the Private Notes and the use of proceeds therefrom to pay down outstanding borrowings under the Credit Facility, and as adjusted to give effect to the amendment and restatement of the Credit Facility, we would have been allowed standby letters of credit of up to $75.0 million, capital expenditures of up to $80.0 million and additional borrowings of up to $199.1 million, subject to meeting specified conditions. We frequently have a number of significant capital projects underway. As further described above in the risk factor “The success of our business depends, in part, on achieving our objectives for strategic acquisitions and dispositions and efficient and successful integration into our operations,” we plan to continue to make substantial capital expenditures and investments, including significant renovations and improvements to KS and other capital expenditures involving NHMS and other speedway facilities, in 2009 and future years. The planned improvements will likely involve material capital expenditures over several years in amounts that have not yet been determined.

The profitability or success of future capital projects and investments are subject to numerous factors, conditions and assumptions, many of which are beyond our control. Significant negative or unfavorable outcomes could reduce our available cash and cash investments resulting in lower investment interest or earnings, reduce our ability to service current or future indebtedness, require additional borrowings resulting in higher debt service and interest costs, lower our ratings by credit agencies, result in higher borrowing costs or increased difficulties in borrowing additional amounts, result in higher than anticipated depreciation expense, among other negative consequences, and could have a material adverse effect on our future financial condition or results of operations.

Commencement of construction is subject to governmental approval and permitting processes, which could materially affect the ultimate cost and timing of construction. Numerous factors, many of which are beyond our control, may influence the ultimate costs and timing of various capital improvements at our facilities, including:

•	undetected soil or land conditions;

•	additional land acquisition costs;

•	increases in the cost of construction materials and labor;

•	unforeseen changes in design;

•	litigation, accidents or natural disasters affecting the construction site; and

•	national or regional economic, regulatory or geopolitical changes.

In addition, actual costs could vary materially from our estimates if those factors or our assumptions about the quality of materials or workmanship required or the cost of financing such construction were to change. Should projects be abandoned or substantially decreased in scope due to the inability to obtain necessary permits or other unforeseen negative factors, we could be required to expense some or all previously capitalized costs, which could have a material adverse effect on our future financial condition or results of operations. Also, should improvement projects not produce a sufficiently high economic yield, including those requiring demolition of a component of a speedway facility, capitalization of demolition, construction and historical component costs limited to the revised estimated value of the project, capitalized expenditures could become impaired resulting in a material impairment charge that adversely affects our future financial condition or results of operations.

Future impairment of our property and equipment, other intangible assets and goodwill could adversely affect our profitability.

As of June 30, 2009, we have net property and equipment of $1,198.7 million, net other intangible assets of $397.5 million and goodwill of $185.8 million. Also, as further described in the risk factor above “The success of our business depends, in part, on achieving our objectives for strategic acquisitions and dispositions and efficient and successful integration into our operations,” we plan to continue to make substantial capital investments. We periodically evaluate long-lived assets for possible impairment based on expected future undiscounted operating cash flows and profitability attributable to such assets or when indications of possible impairment occur. Management’s latest annual assessment of goodwill and other intangible assets in the second quarter 2009 indicated there had been no impairment, and there has since been no events or circumstances that might indicate possible impairment as of June 30, 2009. As of June 30, 2009, our market capitalization was below its consolidated stockholder’s equity. Management’s analysis of the difference, along with additional information on the latest annual impairment assessment, is described in Note 4, “Goodwill and Other Intangible Assets,” to the unaudited financial statements in the June 30, 2009 Form 10-Q (incorporated in this prospectus by reference) and is not repeated here. Based on this analysis, management believes the decline in our market capitalization below its consolidated stockholder’s equity is temporary, and that goodwill and other intangible assets were not impaired through and as of June 30, 2009.

The evaluation is subjective and based on conditions, trends and assumptions existing at the time of evaluation. While we believe no impairment exists at June 30, 2009, different conditions, trends or assumptions or changes in cash flows or profitability, if significantly negative or unfavorable, could have a material adverse effect on the outcome of our impairment evaluation and our future financial condition or results of operations. The profitability or success of future capital projects and investments are subject to numerous factors, conditions and assumptions, many of which are beyond our control, and if significantly negative or unfavorable, could become impaired and materially adversely affect our future financial condition or results of operations. See the risk factor “Relocation of major motorsports events could adversely affect us” above for related discussion on impairment considerations.

Future impairment of our equity investment in an associated entity could adversely affect our profitability.

At June 30, 2009, our $18.1 million investment in Motorsports Authentics (our 50% owned joint venture) is material and our share of future associated profits or losses may or may not be significant. Our carrying value for our MA equity investment was significantly reduced as of June 30, 2009 by an impairment charge of $55.6 million (with no net income tax benefit). The charge, recorded under APB Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock,” and SFAS No. 157, “Fair Value Investments,” reduced our equity investment carrying value to its estimated fair value as of June 30, 2009. Additional information on our impairment analysis is described in Note 2, “Joint Venture Equity Investment and Equity Investee Earnings or Losses,” to the unaudited financial statements in the June 30, 2009 Form 10-Q (incorporated in this prospectus by reference) and is not repeated here. MA management is performing an impairment evaluation of long-lived assets, including intangible assets, for possible impairment using SFAS No. 142, “Goodwill and Other Intangible Assets,” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” This evaluation is expected to be completed within MA’s fourth fiscal quarter ended November 30, 2009.

MA continues to have a material amount of inventory, goodwill and other intangible assets. The management of MA periodically assesses the realization of inventories, including the sufficiency of lower cost or market provisions based on, among other factors, current inventory levels, assumptions about current and future demand, market conditions and trends that might adversely impact exposure to excess product levels and realization. Lower revenues, reduced profitability and increased exposure to excess product levels could result in impairment of MA’s inventory. The following operating factors, among others, significantly impact MA’s revenues and profitability: (1) economic conditions and consumer and corporate spending sentiment and trends; (2) the success of motorsports, the popularity of its licensed drivers and teams and the magnitude and timing of its licensed driver and team changes, particularly for NASCAR’s Sprint Cup Series; (3) increased competition for products sold under non-exclusive MA licenses, expanded licensing by licensors to competitors selling products similar to those under non-exclusive MA licenses and nonrenewal of exclusive or non-exclusive MA licenses upon expiration; and (4) deterioration in customer relationships and other competition for MA products. MA’s ability to compete successfully and profitably depends on a number of factors both within and outside management’s control. Should MA inventory or long-lived assets become impaired beyond the reduced estimated fair values reflected by us as of June 30, 2009, resulting in a material impairment charge, we would be required to record our 50% share. Should the fair value of our equity investment in MA further decline below its carrying value, and such decline was other than temporary, we would be required to record an additional impairment charge to reduce the carrying value to fair value. Different conditions or assumptions, or changes in cash flows or profitability, if significantly negative or unfavorable, could have a material adverse effect on the outcome of impairment evaluations. Any such impairment charges could have a material adverse effect on our future financial condition or results of operations. Our analysis is subjective and based on assumptions, conditions and trends existing at the time of evaluation.

MA continues to face significant operating challenges. MA is attempting to renegotiate license agreements with essentially all present significant licensors of NASCAR merchandising on terms that allow MA reasonable future opportunities to operate profitably, and could be found in default under certain license agreements for nonpayment of unearned royalties within stipulated cure periods. MA is attempting to obtain extensions from licensors where cure periods, including any subsequent extensions, have lapsed or are near termination. MA has not decided whether or when such payments, full or partial, may resume. Upon default, a material amount of guaranteed royalty payments under several license agreements could be asserted by the licensors as immediately due. Should such negotiations not be successful, should MA management decide to allow license defaults to remain uncured, or should licensors not grant extended cure periods and exercise their rights under the agreements, MA’s business and its ability to continue operating could be severely impacted. MA is exploring other business strategies to turn its business around. If such efforts are not sufficient or timely, MA could ultimately pursue bankruptcy.

As further described in “Recent Developments—Equity Investment in Motorsports Authentics,” as of October 6, 2009, the historical consolidated financial statements of MA for each of the three years ended November 30, 2008, 2007 and 2006 were updated to add footnote O concerning the subsequent events discussed above as well as to add an explanatory paragraph in the Report of Independent Registered Public Accounting Firm, dated January 28, 2009, on such financial statements disclosing that MA is in technical default of certain of its license agreements that are material to the viability of the business, which raises substantial doubt about MA’s ability to continue as a going concern. A copy of this amended audit opinion and MA’s audited financial statements, as supplemented to reflect this subsequent event, are included as an exhibit to the registration statement of which this prospectus is a part. This amended audit opinion resulted in non-compliance with one affirmative covenant under MA’s credit and security agreement, and MA is in the process of pursuing a waiver. There is no guarantee that the waiver will be granted.

The Company could increase its investment in MA, in the form of additional equity contributions or loans, in amounts that could be material. The Company could be required to fund part or all of associated contingent guarantee obligations of up to approximately $11.7 million should MA have insufficient future financial resources and such obligations remain due. Should MA’s license renegotiations and other strategic efforts be insufficient, the Company could be required to record an impairment charge of up to the approximately $18.1 million MA carrying value at that time, any Company additional investments in MA and up to approximately $11.7 million related to the contingent guarantee obligations, if funding was required.

Our revenues depend on the promotional success of our marketing campaigns.

Similar to many companies, we spend significant amounts on advertising, promotional and other marketing campaigns for our speedways and other business activities. Such marketing activities include, among others, promotion of ticket sales, luxury suite rentals, hospitality and other services for our speedway events and facilities and advertising associated with our wholesale and retail distribution of racing and other sports related souvenir merchandise and apparel, micro-lubricant® products and Legends Car activities. There can be no assurance that such advertising, promotional and other marketing campaigns will be successful or will generate revenues or profits.

Government regulation of certain motorsports sponsors could negatively impact the availability of promotion, sponsorship and advertising revenue for us.

The motorsports industry generates significant revenue each year from the promotion, sponsorship and advertising of various companies and their products, some of which are subject to government regulation. Advertising of the alcoholic beverage and tobacco industry is generally subject to greater governmental regulation than advertising by other sponsors of our events. Certain of our sponsorship contracts are terminable upon the implementation of adverse regulations. The alcoholic beverage and tobacco industry has provided substantial financial support to the motorsports industry through, among other things, the purchase of advertising time, the sponsorship of racing teams and the past sponsorship of racing series such as the Busch (now Nationwide) Series, and generally are subject to greater governmental regulation than are other sponsors of our events. We are unaware of any proposed additional governmental regulation that would materially limit the availability to motorsports of promotion, sponsorship or advertising revenue from the alcoholic beverage or tobacco industry. We cannot assure you that the alcoholic beverage or tobacco industry will continue to sponsor motorsports events, suitable alternative sponsors could be located or NASCAR will continue to sanction individual racing events sponsored by the alcoholic beverage industry at any of our facilities. Implementation of further restrictions on the advertising or promotion of alcoholic beverage products could adversely affect us.

Our chairman owns a majority of our common stock and will control any matter submitted to a vote of our stockholders.

As of October 14, 2009, Mr. O. Bruton Smith, our Chairman and Chief Executive Officer, beneficially owned, directly and indirectly, 29,000,800 shares of our common stock. As a result, he will continue to control the outcome of substantially all issues submitted to our stockholders, including the election of all of our directors.

In addition, as a “controlled company” within the meaning of the New York Stock Exchange rules, we also qualify for exemptions from certain corporate governance requirements, including the requirement that we have nominating and corporate governance and compensation committees composed entirely of independent directors. Although we qualify, we do not currently take this “controlled company” exemption.

Our oil and gas business incurs financial and operational risks different from those of our other operations.

In the fourth quarter 2008, we decided to discontinue our oil and gas operations primarily because of ongoing challenges and business risks in conducting these activities in foreign countries, particularly Russia. Based on impairment assessment, the estimated fair values of our consolidated foreign investments in oil and gas operations were found substantially diminished and written off as of December 31, 2008 through an impairment charge included in our 2008 loss from discontinued operations. These oil and gas operations have involved business, credit and other risks different from our motorsports operations and the ability to invest and compete successfully and profitably has been subject to many factors outside management’s control. Many of the operating risks and challenges have involved difficult or restrictive governmental situations when attempting to conduct business, access or transfer assets or funds, or facilitate production and similar activities in Russia and other foreign countries.

For each of these investment interests, we may decide to spend, depending on perceived possibilities, or be required to spend certain additional amounts or take legal action to protect or preserve our interest to maintain or maximize the potential recovery value and to protect other aspects of our oil and gas investments. Such additional expenditures, although presently undeterminable, could become material depending on the facts, circumstances and ultimate outcome of any attempted recovery or resolution. Those costs, if significant and ultimately not recovered, could have a material adverse effect on our future financial position, results of discontinued operations or cash flows.

There are many risks generally associated with oil and gas related activities, including environmental, commodities and similar risks common to such activities. Our oil and gas business has included exploration and production activities that have been less successful than previously anticipated. These activities can be impacted for many reasons including weather, cost overruns, dry wells, equipment shortages and mechanical difficulties. Proven or unproven reserves may be less than originally expected or found not cost beneficial to extract. Successful drilling of a well does not ensure ultimate realization of sufficient profits or return on investments because of a variety of factors, including geological, market, geopolitical and other unforeseen factors. Additionally, unsuccessful wells can result in costs with no direct associated revenue streams. These investments involve a variety of operating risks, including:

•	fires, explosions, blow-outs, surface cratering and casing collapse;

•	uncontrollable flows of oil, natural gas and formation water;

•	natural disasters, such as earthquakes, and adverse weather conditions; and

•	environmental hazards, such as natural gas leaks, oil spills and pipeline ruptures.

Oil and gas business revenues and profits or losses, if any, can be affected by factors such as purchase price, sales price, transaction, unrecoverable and other operating costs. Realization of receivables, investments and other assets are subject to many factors outside management’s control. Factors that can adversely impact realization include changes or deterioration in customer financial condition and creditworthiness, current and future market demand, customary risks associated with oil and gas exploration, production and other business activities, regional and global market demand and economic conditions, including geopolitical situations in and surrounding specific countries or regions, government actions that restrict transactions, access to or transfers of assets or funds, other factors outside of management’s control when conducting operations in Russia and other foreign countries.

Changes in income tax laws could adversely affect our financial condition and results of operations.

At June 30, 2009, net deferred tax liabilities totaled $296.9 million, after reduction for net deferred tax assets of $5.5 million. At June 30, 2009, valuation allowances of $62.9 million have been provided against deferred tax assets because management is unable to determine that ultimate realization is more likely than not. These net deferred tax liabilities will likely reverse in future years and could negatively impact cash flows from operations in the years in which reversal occurs. Changes in tax laws, assumptions, estimates or method used in the accounting for income taxes, if significantly negative or unfavorable, could have a material adverse effect on amounts or timing of realization or settlement. Such effects could result in a material acceleration of income taxes currently payable or valuation charges for realization uncertainties, which could have a material adverse effect on our future financial condition or results of operations.

Environmental costs may negatively impact our financial condition.

Solid waste landfilling has occurred on and around the property at LMS for many years. If damage to persons or property or contamination of the environment is determined to have been caused by the conduct of our business or by pollutants used, generated or disposed of by us, or which may be found on our property, we may be held liable for such damage and may be required to pay the cost of investigation or remediation, or both, of such contamination or damage. The amount of such liability, as to which we are self-insured, could be material. State and local laws relating to the protection of the environment also can include noise abatement laws that may be applicable to our racing events. Changes in federal, state or local laws, regulations or requirements, or the discovery of previously unknown conditions, could require additional significant expenditures by us for remediation and compliance.

Land use laws may negatively impact our growth.

Our development of new motorsports facilities (and, to a lesser extent, the expansion of existing facilities) requires compliance with applicable federal, state and local land use planning, zoning and environmental regulations. Regulations governing the use and development of real estate may prevent us from acquiring or developing prime locations for motorsports facilities, substantially delay or complicate the process of improving existing facilities or increase the costs of any such activities.

The market price of our common stock could be adversely affected by future exercises or future grants of stock options, restricted stock awards or other stock-based compensation; the sale of shares held by key personnel; or the default of loans under which some of our common stock is pledged.

The market price of our common stock could be adversely affected by the sale of approximately 1,768,000 shares of our common stock issuable upon the exercise of various options under our equity compensation plans; by the issuance or sale of approximately 2,305,000 shares of our common stock available for grant under our equity compensation plans; or by the sale of approximately 29,000,800 shares of our common stock available for resale in compliance with Rule 144 under the Securities Act, including shares held by Mr. O. Bruton Smith, our Chairman and Chief Executive Officer. The market price for our common stock could also be adversely affected if there was a default of one of the loans under which 10,540,000 shares of our common stock, owned by Mr. Smith and Sonic Financial Corporation, our affiliate through common ownership by Mr. Smith, have been pledged.

NASCAR-RELATED INFORMATION

Data relating to NASCAR used throughout this prospectus was obtained or derived from industry publications or third-party sources that we believe to be reliable.

TRADEMARKS

This prospectus contains some of our trademarks, trade names and service marks. Each one of these trademarks, trade names or service marks is either (1) our registered trademark, (2) a trademark for which we have a pending application, (3) a trade name or service mark for which we claim common law rights, or (4) a registered trademark or application for registration that we have been licensed by a third party to use. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Private Notes in like principal amount, which will be canceled. Accordingly, our outstanding indebtedness will not increase when the Exchange Notes are issued.

The net proceeds to us from the sale of the Private Notes, after deducting estimated offering expenses and the initial purchasers’ commission and discounts, were approximately $261.0 million. We applied the net proceeds from the offering of Private Notes to reduce outstanding borrowings under the Credit Facility as of the closing of their sale.

CAPITALIZATION

The following table sets forth our capitalization on a historical basis as of June 30, 2009, and after giving effect to the sale of the Private Notes and the reduction of the outstanding balance under the Credit Facility, and as adjusted to give effect to the exchange of the Exchange Notes for the Private Notes (See “Prospectus Summary—Recent Developments”). This table should be read in conjunction with the unaudited consolidated financial statements for the quarter ended June 30, 2009 incorporated by reference in this prospectus.

	As of June 30, 2009
	Actual	As Adjusted
	(dollars in thousands)
Cash, cash equivalents and short-term investments	$113,617	$113,617

Long-term debt, including current maturities:
2009 Credit Facility(1)	100,000	100,000
Private Notes(2)	266,413	—
Exchange Notes offered hereby(2)	—	266,413
6 3/4% Senior Subordinated Notes due 2013	330,000	330,000
Other notes payable	5,912	5,912

Total long-term debt	702,325	702,325
Total stockholders’ equity	868,605	868,605

Total capitalization	$1,570,930	$1,570,930

(1)	On May 14, 2009, we entered into an Eighth Amendment to the Credit Facility, which enabled us to issue the Private Notes. Pursuant to the Eighth Amendment, permitted borrowings under the Credit Facility were reduced from $500.0 million to $350.0 million and we were required to use the proceeds from the offering of the Private Notes to reduce the outstanding principal thereunder. On July 14, 2009, we amended and restated the Credit Facility. The 2009 Credit Facility provides for a three-year, $300.0 million senior secured revolving credit facility with a $75.0 million sublimit available for letters of credit and a sublimit of up to $10.0 million available for swing line loans. Subject to certain conditions, including the absence of any event of default under the 2009 Credit Facility, revolving commitments may be increased, or a term loan may be established, or a combination of the two, up to an aggregate additional amount of $150.0 million in our discretion if we are able to secure additional commitments to provide such additional proceeds. See “Prospectus Summary—Recent Developments.”
(2)	The Private Notes were issued at 96.8% of par value. Both the Private Notes and the Exchange Notes are reflected net of issuance discount of $8.6 million.

THE EXCHANGE OFFER

Purpose and Effect

We sold the Private Notes on May 19, 2009 without registration under the Securities Act pursuant to the exemption set forth in Section 4(2) of the Securities Act. Therefore, the Private Notes are subject to significant restrictions on resale. In connection with this issuance, on May 19, 2009 we entered into an indenture governing the Notes (the “Indenture”) and a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers under which we agreed to file an exchange offer registration statement under the Securities Act and, upon effectiveness of the registration statement, offer to you the opportunity to exchange your Private Notes for a like principal amount of registered Exchange Notes. A copy of the Indenture and the Registration Rights Agreement have been incorporated by reference into or attached as exhibits to the registration statement of which this prospectus is a part.

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes would generally be freely transferable by holders after the Exchange Offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of Exchange Notes, as set forth below in “Procedures for Tendering Private Notes”). However, any purchaser of Private Notes who is one of our “affiliates” and who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or who is a broker-dealer and who purchased Private Notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act (and not as part of its trading or market making activities), (1) will not be able to rely on those SEC staff interpretations, (2) will not be able to tender its Private Notes in the Exchange Offer, and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

The Registration Rights Agreement further provides that we must use our reasonable best efforts to:

•	cause the registration statement with respect to this Exchange Offer to be declared effective by the SEC within 150 days of the date on which we issued the Private Notes; and

•	consummate this Exchange Offer within 30 business days of the date on which the registration statement is declared effective.

Terms of the Exchange Offer

We are offering to exchange $275.0 million in aggregate principal amount of our 8 3/4% Senior Notes due 2016 that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 8 3/4% Senior Notes due 2016.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Private Notes validly tendered and not withdrawn before midnight, Charlotte, North Carolina time, on                     , 2009 (the 20th business day following the date of this prospectus), the expiration date of the Exchange Offer. We will issue Exchange Notes in minimum denominations of $2,000 and integral multiples of $1,000 in exchange for Private Notes in minimum denominations of $2,000 and integral multiples of $1,000, respectively, accepted in the Exchange Offer. You may tender some or all of your Private Notes in the Exchange Offer. The Exchange Offer is not conditioned upon any minimum amount of Private Notes being tendered.

The form and terms of the Exchange Notes will be the same as the form and terms of the Private Notes, except that the Exchange Notes will be registered under the Securities Act and, thus, will not be subject to the restrictions on transfer or bear legends restricting their transfer.

The Exchange Notes will evidence the same debt as the Private Notes and will be issued under, and be entitled to the benefits of, the Indenture. The Exchange Notes will accrue interest from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 2009, the date of issuance of the Private Notes. Accordingly, registered holders of Exchange Notes on the record date for the first interest payment date following the completion of the Exchange Offer will receive interest accrued from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Private Notes. However, if that record date occurs prior to completion of the Exchange Offer, then the interest payable on the first interest payment date following the completion of the Exchange Offer will be paid to the registered holders of the Private Notes on that record date.

In connection with the Exchange Offer, you do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or the Indenture. We intend to conduct the Exchange Offer in accordance with the Registration Rights Agreement and the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Private Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept tendered Private Notes because the procedures for tendering Private Notes set forth below under “Procedures for Tendering Private Notes” or “Guaranteed Delivery Procedures,” as applicable, were not followed with respect to such Private Notes, we will return certificates for such Private Notes without expense to the tendering holder promptly after the Expiration Date.

Expiration Date; Extensions; Amendments

The Exchange Offer will expire at midnight, Charlotte, North Carolina time, on                     , 2009 (the 20th business day following the date of this prospectus), unless we, in our sole discretion, extend the Exchange Offer. If we determine to extend the Exchange Offer, we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., Charlotte, North Carolina time, on the next business day after the previously scheduled Expiration Date. If any of the conditions described below under “—Conditions” have not been satisfied or waived, we reserve the right, in our sole discretion, to delay accepting any Private Notes, to extend the Exchange Offer or to amend or terminate the Exchange Offer by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the Exchange Offer in any manner by complying with Rule 14e-1(d) under the Exchange Act to the extent that rule applies. In the event of a material change in the Exchange Offer, including the waiver of a material condition, the Exchange Offer period will be extended, if necessary, such that at least five business days will remain in the Exchange Offer period following notice of such material change. We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the Exchange Offer. We will notify you promptly of any extension, amendment or termination.

Procedures for Tendering Private Notes

Any tender of Private Notes that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender Private Notes in the Exchange Offer must do either of the following:

•

complete, sign and date the letter of transmittal in accordance with the instructions set forth in the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “—Exchange Agent” on or before the Expiration Date; or

•	if the Private Notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the Expiration Date an agent’s message.

In addition, one of the following must occur:

•	the exchange agent must receive certificates representing your Private Notes, along with the letter of transmittal, on or before the Expiration Date; or

•

the exchange agent must receive a timely confirmation of book-entry transfer of the Private Notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent’s message, on or before the Expiration Date; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by the book-entry transfer facility to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

The method of delivery of Private Notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the Expiration Date. Do not send letters of transmittal or Private Notes to us.

Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the Private Notes are tendered:

•	by a registered holder of the Private Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

•	a member of a registered national securities exchange;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding Private Notes, the Private Notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder’s name appears on the Private Notes and an eligible institution must guarantee the signature on the power of attorney.

If the letter of transmittal or any Private Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

If you wish to tender Private Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender on your behalf, you must, before completing the procedures for tendering Private Notes, either register ownership of the Private Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

By tendering, you will represent to us that, among other things:

•	the Exchange Notes acquired in the Exchange Offer are being acquired in the ordinary course of business of the person receiving the Exchange Notes;

•	you are not engaging in, and do not intend to engage in, a distribution of Exchange Notes;

•	neither you nor any other person receiving your Exchange Notes has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

•	neither you nor any other person receiving your Exchange Notes is our “affiliate,” as defined under Rule 405 of the Securities Act.

If you or the person receiving your Exchange Notes is our “affiliate,” as defined under Rule 405 of the Securities Act, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, you or that other person (1) cannot rely on the applicable interpretations of the staff of the SEC regarding transferability of the Exchange Notes, (2) cannot tender Private Notes in the Exchange Offer, and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

If you are a broker-dealer and you will receive Exchange Notes for your own account in exchange for Private Notes, where such Private Notes were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Private Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all Private Notes properly tendered and issue the Exchange Notes.

For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered Private Notes for exchange when, as and if we have given oral or written notice of that acceptance to the exchange agent. For each Private Note accepted for exchange, you will receive a Exchange Note having a principal amount equal to that of the surrendered Private Note.

In all cases, we will issue Exchange Notes for Private Notes that we have accepted for exchange under the Exchange Offer only after the exchange agent timely receives (1) certificates for your Private Notes or a timely confirmation of book-entry transfer of your Private Notes into the exchange agent’s account at DTC, and (2) a letter of transmittal (completed, signed and dated in accordance with the instructions set forth in the letter of transmittal) and all other required documents or a properly transmitted agent’s message. If we do not accept any tendered Private Notes for any reason set forth in the terms of the Exchange Offer or if you submit Private Notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged Private Notes without expense to you. In the case of Private Notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged Private Notes to your account maintained with DTC.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Private Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Private Notes not properly tendered or any Private Notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Private Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Private Notes, nor will we or any of them incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such irregularities have been cured or waived.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts for the Private Notes at DTC for the purpose of facilitating the Exchange Offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of Private Notes by causing DTC to transfer the Private Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Private Notes may be effected through book-entry transfer at DTC, the exchange agent must receive a letter of transmittal (completed, signed and dated in accordance with the instructions set forth in the letter of transmittal) with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and all other required documents at its address listed below under “—Exchange Agent” on or before the Expiration Date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

If you wish to tender your Private Notes and your Private Notes are not immediately available, or you cannot otherwise deliver your Private Notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the Expiration Date, then you may participate in the Exchange Offer if:

•	the tender is made through an eligible institution;

•

before the Expiration Date, the exchange agent receives from the eligible institution a notice of guaranteed delivery (completed, signed and dated in accordance with the instructions set forth in the notice of guaranteed delivery), substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing (1) the name and address of the holder, (2) the principal amount of Private Notes tendered, (3) the serial numbers of the certificates, if applicable, (4) a statement that the tender is being made thereby, and (5) a guarantee that within three New York Stock Exchange trading days after the Expiration Date, the certificates representing the Private Notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the letter of transmittal (completed, signed and dated in accordance with the instructions set forth in the letter of transmittal) as well as certificates representing all tendered Private Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the Expiration Date.

Withdrawal Rights

You may withdraw your tender of Private Notes at any time before the Expiration Date of the Exchange Offer. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “—Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the Private Notes to be withdrawn;

•

identify the Private Notes to be withdrawn, including the principal amount, or, in the case of Private Notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

•	if certificates for Private Notes have been transmitted, specify the name in which those Private Notes are registered if different from that of the withdrawing holder.

If you have delivered or otherwise identified to the exchange agent the certificates for Private Notes, then, before the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. We will return any Private Notes that have been tendered but that are not exchanged for any reason to the holder, without cost, promptly after withdrawal, rejection of tender or termination of the Exchange Offer. In the case of Private Notes tendered by book-entry transfer into the exchange agent’s account at DTC, the Private Notes will be credited to an account maintained with DTC for the Private Notes. You may retender Private Notes that are properly withdrawn as set forth above by following one of the procedures described under “—Procedures for Tendering Private Notes” at any time on or before the Expiration Date.

Conditions

Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange Exchange Notes for, any Private Notes if, prior to the expiration of the Exchange Offer:

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer that would impair our ability to proceed with the Exchange Offer; or

•	the Exchange Offer, or the making of any exchange by a holder of Private Notes, would violate any applicable law or applicable interpretation by the staff of the SEC.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. We may waive these conditions in our discretion in whole or in part at any time and from time to time prior to the expiration of the Exchange Offer. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights that may be asserted at any time and from time to time prior to the expiration of the Exchange Offer. All conditions will be satisfied or waived prior to the expiration of the Exchange Offer.

Exchange Agent

U.S. Bank National Association is the exchange agent for the Exchange Offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

By Registered or Certified Mail: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance	By Hand or Overnight Delivery: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance

By Facsimile:

(Eligible Institutions Only)

(651) 495-8158

Attention: Specialized Finance

For Information or Confirmation by Telephone:

(800) 934-6802

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or overnight delivery service.

Fees and Expenses

We will pay the expenses of the Exchange Offer. Such expenses include fees and expenses of U.S. Bank National Association, as exchange agent, accounting and legal fees and printing costs, among others. We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your Private Notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

Holders that tender their Private Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the Exchange Notes issued in the Exchange Offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Private Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Private Notes in connection with the Exchange Offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Private Notes

After we complete the Exchange Offer, if you have not tendered your Private Notes, you will not have any further registration rights. Your Private Notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your Private Notes could be adversely affected upon completion of the Exchange Offer if you do not participate in the Exchange Offer.

Other

Participating in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Private Notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Private Notes.

DESCRIPTION OF THE EXCHANGE NOTES

General

SMI will issue the Exchange Notes under an Indenture dated as of May 19, 2009 among itself, its subsidiary guarantors (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form and terms of the Exchange Notes will be the same as the form and terms of the Private Notes except that:

•	the Exchange Notes will bear a different CUSIP number from the Private Notes;

•	the Exchange Notes have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer; and

•	you will not be entitled to any exchange or registration rights with respect to the Exchange Notes.

The Exchange Notes will evidence the same debt as the Private Notes. They will be entitled to the benefits of the Indenture, which also governs the Private Notes, and will be treated under such Indenture as a single series with the Private Notes.

The following description is a summary of the material provisions of the Indenture and the Exchange Notes. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Exchange Notes. Except as otherwise indicated, the following summary applies to both the Exchange Notes and Private Notes together. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions” or in the Indenture.

As described above, on July 14, 2009, SMI entered into the Amended and Restated Credit Agreement, which is included in the definition of “Credit Agreement” under the Indenture. See “—Certain Definitions” below.

Brief Description of the Exchange Notes

The Exchange Notes:

•	will be general, unsecured, senior obligations of SMI;

•	will rank senior in right of payment to all existing and future subordinated Indebtedness of SMI, including the Existing Senior Subordinated Notes;

•	will rank pari passu in right of payment with all existing and future Senior Indebtedness of SMI;

•

will be effectively subordinated to all secured Senior Indebtedness of SMI, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such secured Senior Indebtedness; and

•

will be structurally subordinated to all existing and future Indebtedness and claims of creditors (including trade creditors) and of holders of preferred stock of subsidiaries of SMI that do not guarantee the Exchange Notes.

Brief Description of the Subsidiary Guarantees

The Subsidiary Guarantees of each Guarantor in respect of the Exchange Notes:

•	will be general, unsecured, senior obligations of such Guarantor;

•	will rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor, including the Existing Senior Subordinated Notes;

•	will rank pari passu in right of payment with all existing and future Guarantor Senior Indebtedness; and

•

will be effectively subordinated to all secured Guarantor Senior Indebtedness, including Indebtedness under the Credit Agreement, to the extent of the value of the collateral securing such secured Senior Indebtedness.

Principal, Maturity and Interest

The Indenture governing the Exchange Notes provides for the issuance of an unlimited principal amount of notes. SMI will issue Exchange Notes with a maximum aggregate principal amount of $275.0 million in this offering. The Exchange Notes now being offered and any other additional notes to be offered under the Indenture (the “Additional Notes”) will have identical terms and conditions (except if specified as to date of issuance and date from which interest accrues) and will be considered part of the same class. Both the Exchange Notes and any Additional Notes will vote together on all matters submitted to a vote of noteholders. For purposes of this “Description of the Exchange Notes,” references to the Exchange Notes do not include Additional Notes. No offering of any Additional Notes is being or shall in any manner be deemed to be made by this prospectus. In addition, there can be no assurance as to when or whether SMI will issue any Additional Notes.

The Exchange Notes will mature on June 1, 2016. Interest on the Exchange Notes will accrue at the rate of 8 3/4% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2009. SMI will make each interest payment to the Holders of record of the Exchange Notes on the immediately preceding May 15 and November 15.

SMI will issue Exchange Notes in minimum denominations of $2,000 and integral multiples of $1,000. Interest on the Exchange Notes will accrue from the date of original issuance of the Private Notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Exchange Notes will not be secured. After giving effect to the issuance of Private Notes and the application of proceeds therefrom to outstanding borrowings under the Credit Agreement and as adjusted to give effect to the amendment and restatement of the Credit Agreement, the principal amount of the Company’s secured Indebtedness would have been approximately $100.0 million. The Company may also incur, subject to certain financial tests, additional secured Indebtedness. See “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

Methods of Receiving Payments on the Exchange Notes

If a Holder has given wire transfer instructions to SMI, SMI will pay all principal, premium, interest and Liquidated Damages on the Exchange Notes in accordance with those instructions. All other payments on the Exchange Notes will be made at the office or agency SMI maintains for such purpose within the State of New York. However, SMI may choose to pay interest and Liquidated Damages by mailing a check to the Holders of the Exchange Notes at their addresses set forth in the Register of Holders.

Subsidiary Guarantees

Each of the existing and future operative subsidiaries of SMI, other than Oil-Chem Research Corporation and its subsidiaries, will jointly and severally guarantee SMI’s obligations under the Exchange Notes. Each other SMI subsidiary that guarantees SMI’s or the Guarantors’ obligations under the Credit Agreement will also guarantee the Exchange Notes. The obligations of each Guarantor under its subsidiary guarantee will be limited, as necessary, to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Federal and state statutes may allow courts, under specific circumstances, to void the Exchange Notes and the guarantees, subordinate claims in respect of the Exchange Notes and the guarantees and require holders of the Exchange Notes to return payments received from us.”

A Guarantor may not consolidate with or merge into (whether or not such Guarantor is the surviving person) another Person unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee.

The Subsidiary Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if SMI applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

(2)	in connection with any sale of all of the capital stock of a Guarantor, if SMI applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture; or

(3)	upon the release by all holders of Indebtedness and Guarantor Indebtedness of all guarantees issued by a Guarantor and all liens of the property and assets of such Guarantor that relate to Indebtedness and Guarantor Indebtedness; or

(4)	upon the designation of a Subsidiary as an Unrestricted Subsidiary.

The Board of Directors of SMI may at any time designate an Unrestricted Subsidiary to be a Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of SMI of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1)	such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)	no Default or Event of Default would be in existence following such designation.

In addition, an Unrestricted Subsidiary shall continue to be an Unrestricted Subsidiary for purposes of the Indenture only if it:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is a Person with respect to which neither SMI nor any of its Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Equity Interests; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of SMI or any of its Subsidiaries.

If, at any time, an Unrestricted Subsidiary fails to meet the requirements described in the preceding paragraph, such Unrestricted Subsidiary shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of SMI as of such date. If such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” SMI shall be in default of such covenant. In the event an Unrestricted Subsidiary is designated as a Subsidiary or ceases to be an Unrestricted Subsidiary for purposes of the Indenture, the Indenture will require SMI to cause such Unrestricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Unrestricted Subsidiary will become a Guarantor.

Optional Redemption

SMI has the option to redeem all or part of the Exchange Notes at any time and from time to time upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to (i) if all or part of the Exchange Notes are redeemed before June 1, 2013, the sum of the present values of the remaining scheduled payments of the principal of and interest on the Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points plus Liquidated Damages, if any, and (ii) if all or part of the Exchange Notes are redeemed during the twelve-month period commencing on June 1 of each of the years indicated in the table below, the redemption prices set forth in the table below (expressed as a percentage of principal amount) plus accrued and unpaid interest thereon to the date of redemption plus Liquidated Damages, if any:

Year	Percentage
2013	104.375%
2014	102.188%
2015 and thereafter	100.000%

Selection and Notice

If less than all of the Exchange Notes are to be redeemed at any time, the Trustee will select Exchange Notes for redemption as follows:

(1)	if the Exchange Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Exchange Notes are listed; or

(2)	if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Exchange Notes of $2,000 or less shall be redeemed in part. Exchange Notes redeemed in part must be redeemed only in integral multiples of $1,000. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address.

If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to that Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion of the original Exchange Note will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

In addition, at any time prior to June 1, 2012, SMI, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Exchange Notes originally issued under the Indenture at a redemption price equal to 108.75% of the aggregate principal amount of the Exchange Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided, that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the initial aggregate principal amount of Exchange Notes must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, SMI must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 60 days of the closing of the Equity Offering. Redemption pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository or any other depositary).

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require SMI to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Exchange Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, SMI will offer a price in cash equal to 101% of the aggregate principal amount of the Exchange Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon (the “Change of Control Payment”) to the date of purchase (the “Change of Control Payment Date”).

Within 15 days following any Change of Control, SMI will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes pursuant to the procedures required by the Indenture and described in such notice. A Change of Control Offer may be made in advance of a Change of Control, and be conditional upon such Change of Control, if a definitive agreement is in place with respect to the Change of Control at the time the Change of Control Offer is made. The Change of Control Payment Date shall be a business day not less than 30 days nor more than 60 days after such notice is mailed. SMI will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

On the Change of Control Payment Date, SMI will, to the extent lawful:

(1)	accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by SMI.

The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided, that each such Exchange Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000.

Prior to complying with the provisions described under this caption, but in any event within 90 days following a Change of Control, SMI will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Exchange Notes as described under this caption. SMI will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable to the transaction constituting a Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit Holders of Exchange Notes to require that SMI repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

Although the existence of a Holder’s right to require SMI to repurchase the Exchange Notes in respect of a Change of Control may deter a third party from acquiring SMI in a transaction that constitutes a Change of Control, the provisions of the Indenture relating to a Change of Control in and of themselves may not afford Holders of Exchange Notes protection in the event of a highly leveraged transaction, reorganization, recapitalization, restructuring, merger or similar transaction involving SMI that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of a Change of Control.

The Amended and Restated Credit Agreement provides that certain change of control events with respect to SMI would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which SMI becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when SMI is prohibited from purchasing Exchange Notes, SMI could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If SMI does not obtain such a consent or repay such borrowings, SMI will remain prohibited from purchasing Exchange Notes. In such case, SMI’s failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement.

SMI will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by SMI and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of SMI and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Notes to require SMI to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of SMI and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Restrictions in the Indenture described herein on the ability of SMI and its Subsidiaries to incur additional Indebtedness, to grant Liens on its or their property, to make Restricted Payments and to make Asset Sales also may make more difficult or discourage a takeover of SMI, whether favored or opposed by the management of SMI. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that SMI or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. In certain circumstances, such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of SMI or any of its Subsidiaries. While such restrictions cover a variety of arrangements which traditionally have been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

SMI will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control and shall not be deemed to have breached its obligations under the Indenture by virtue of its compliance with such securities laws or regulations.

Asset Sales

SMI will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(1)	SMI (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	such fair market value is determined by SMI’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the Trustee, or by independent appraisal by an accounting, appraisal or investment banking firm of national standing; and

(3)	at least 75% of the consideration therefor received by SMI or such Subsidiary is in the form of cash or Cash Equivalents.

For purposes of requirement (3) of this covenant, the following will be deemed to be cash: (A) the amount of any Senior Indebtedness of SMI or any Subsidiary that is actually assumed by the transferee in such Asset Sale and from which SMI and the Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities) and (B) the amount of any notes, securities or other similar obligations received by SMI or any Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 30 days of the related Asset Sale) by SMI or the Subsidiaries into cash in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange.

However, requirement (3) does not apply to any Asset Sale involving any Unrestricted Subsidiary of SMI. Further, Requirements (1)-(3) do not apply to any Like Kind Exchange.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, SMI may apply such Net Proceeds, at its option:

(1)	to permanently reduce Indebtedness incurred under paragraph (c)(1) of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” (and correspondingly reduce commitments with respect thereto in the case of any reduction of borrowings under the Credit Agreement), the Notes or any other Senior Indebtedness of SMI or any Guarantor (other than any Indebtedness created in connection with any registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act); provided, that if SMI or any Guarantor shall reduce Senior Indebtedness other than the Notes or Indebtedness incurred under paragraph (c)(1) of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or other Senior Indebtedness (other than any Indebtedness created in connection with any registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act) SMI or such Guarantor will, equally and ratably, reduce Indebtedness under the Notes by, at its option, (A) redeeming Notes, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Liquidated Damages, if any, on the principal amount of the Notes to be repurchased or (C) purchasing Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Indenture and applicable securities law, in each case other than Indebtedness that is owed SMI or an affiliate of SMI;

(2)	to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as SMI was engaged in on the date of the Indenture; or

(3)	to reimburse SMI or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

Pending the final application of any such Net Proceeds, SMI may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, SMI will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring SMI to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

(A)	SMI will make an offer to purchase (an “Asset Sale Offer”) from all Holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and

(B)	to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness (or accreted value in the case of Indebtedness issued with original issue discount), SMI will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount; provided, that in no event will SMI be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount (or accreted value) of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The Notes will be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase such Asset Sale Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to an Asset Sale Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, SMI may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Asset Sale Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

Notwithstanding the foregoing, SMI and its Subsidiaries will be permitted to consummate one or more Asset Sales with respect to assets or properties with an aggregate fair market value not in excess of $7.5 million with respect to all such Asset Sales made subsequent to the date of the Indenture without complying with the provisions of the preceding paragraphs. Fair market value will be evidenced by a resolution of SMI’s Board of Directors set forth in an officers’ certificate delivered to the Trustee.

In the event of the transfer of substantially all (but not all) of the property and assets of SMI as an entirety to a Person in a transaction permitted under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” below, the successor corporation shall be deemed to have sold the properties and assets of SMI not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of SMI or its Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this covenant.

If at any time any non-cash consideration received by SMI in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

SMI will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer and shall not be deemed to have breached its obligations under the Indenture by virtue of its compliance with such securities laws or regulations.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If, on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and SMI has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture, then, beginning on that day, the covenants specifically listed under the following captions in this “Description of the Exchange Notes” section of this prospectus will no longer be applicable to the Exchange Notes:

(1)	“Repurchase at the Option of Holders—Change of Control”;

(2)	“Repurchase at the Option of Holders—Asset Sales”;

(3)	“Certain Covenants—Restricted Payments”;

(4)	“Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5)	“Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries”; and

(6)	“Certain Covenants—Transactions with Affiliates”

(collectively, the “Suspended Covenants”). In the event that SMI and the Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) SMI or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then SMI and its Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, SMI may not designate any Subsidiary as an Unrestricted Subsidiary unless SMI would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period, and such designation shall be deemed to have created a Restricted Payment pursuant to the covenant described under “Certain Covenants—Restricted Payments” following the Reversion Date.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to clause (b) of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or one of the clauses set forth under clause (c) of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” (in each case, to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to clauses (b) or (c) of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under subclause (4) of clause (c) of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under “Certain Covenants—Restricted Payments” will be made as though the covenant described under “Certain Covenants—Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the covenant described under “—Restricted Payments,” provided, however, that the items specified in clause

(3) under “—Restricted Payments” will increase the amount available to be made as Restricted Payments thereunder. For purposes of determining compliance with the covenant described under “Asset Sales,” on the Reversion Date, the Net Proceeds from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

Restricted Payments

(a)	SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly, make the following “Restricted Payments”:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of SMI or any of its Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving SMI or any of its Subsidiaries) or to the direct or indirect holders of the Equity Interests of SMI or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of SMI, dividends or distributions payable to SMI or any Subsidiary of SMI or dividends or distributions made by a Subsidiary of SMI to all holders of its Common Stock on a pro rata basis);

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of SMI, any Subsidiary of SMI, any Unrestricted Subsidiary or any direct or indirect parent of SMI (other than any such Equity Interests owned by SMI or any Subsidiary of SMI);

(3)	make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes, except for the purchase, redemption, defeasance or other acquisition of Indebtedness that is subordinated to the Notes in anticipation of satisfying a sinking fund obligation, principal installment or the Stated Maturity of such subordinated Indebtedness (in each case due within one year); or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	SMI would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (b) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)	such Restricted Payment, together with the aggregate of all other Restricted Payments made by SMI and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (7), (8) and (9) of the next succeeding paragraph), is less than the sum of:

(A)	50% of the Consolidated Net Income of SMI for the period (taken as one accounting period) commencing on the first day of the fiscal quarter beginning immediately prior to the Existing Senior Subordinated Notes Issue Date to the end of SMI’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)

100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by SMI’s Board of Directors, of marketable securities received by SMI from the issue or sale since the Existing Senior Subordinated Notes Issue Date of Equity Interests of SMI or of debt securities of SMI that have been converted into such Equity Interests (other than

Equity Interests (or convertible debt securities) sold to a Subsidiary of SMI or the Unrestricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock); plus

(C)	to the extent that any Restricted Investment that was made after the Existing Senior Subordinated Notes Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment, plus (iii) the amount resulting from designation of an Unrestricted Subsidiary as a Subsidiary or an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of the Indenture (such amount to be valued as provided in the second succeeding paragraph) not to exceed the amount of Investments previously made by SMI or any Subsidiary in an Unrestricted Subsidiary and which was, while an Unrestricted Subsidiary was treated as an Unrestricted Subsidiary for purposes of the Indenture, treated as a Restricted Payment under the Indenture.

(b)	The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase, retirement or other acquisition of any Equity Interests of SMI in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of SMI or an Unrestricted Subsidiary) of other Equity Interests of SMI (other than any Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

(3)	the defeasance, redemption or repurchase or other acquisition or retirement for value of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of SMI or the Unrestricted Subsidiary) of Equity Interests of SMI (other than Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

(4)	the making of any Restricted Payments after the date of the Indenture not exceeding in the aggregate $100.0 million; provided, that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of SMI or any Subsidiary of SMI held by any member of SMI’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement; provided, that:

(a)	the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period plus the aggregate cash proceeds received by SMI during such twelve-month period from any reissuance of Equity Interests by SMI to members of management of SMI and its Subsidiaries; and

(b)	no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

(6)

The payment of cash dividends on SMI’s shares of Common Stock in the aggregate amount per fiscal year equal to $0.36 per share for each share of Common Stock of SMI outstanding as of the last record date for dividends payable in respect of such fiscal year plus an additional amount per share equal to 33% of such permitted cash per share dividend payment to the extent SMI’s Board of Directors approves any such increase in dividends per share (as such amount shall be adjusted for changes in the capitalization of SMI upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions); provided, however, in the event a Change of Control occurs, the aggregate amounts permitted to be paid in cash dividends per fiscal year shall not exceed the aggregate amounts of cash dividends paid in the same fiscal year most recently occurring prior to such Change of Control; provided, further, that for purposes of this exception, shares of Common Stock issued for less than fair market value (other than shares issued pursuant to options or otherwise in accordance with SMI’s employee stock option, purchase or option plans) shall not be deemed outstanding; provided, further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

(7)	the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

(8)	the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of SMI; and

(9)	payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under “—Merger, Consolidation, or Sale of Assets.”

In connection with the designation of an Unrestricted Subsidiary as a Subsidiary or an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of the Indenture, all outstanding Investments previously made by SMI or any Subsidiary in an Unrestricted Subsidiary will be deemed to constitute Investments in an amount equal to the greater of the following:

•	the net book value of such Investments at the time of such designation or such Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of the Indenture; and

•	the fair market value of such Investments at the time of such designation or such Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of the Indenture.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by SMI or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Fair market value will be evidenced by a resolution of SMI’s Board of Directors set forth in an officers’ certificate delivered to the Trustee not later than the date of making any Restricted Payment. The officers’ certificate will state that such Restricted Payment is permitted and set forth the basis upon which the calculations required by the covenant described above were computed. The calculations may be based upon SMI’s latest available financial statements.

Incurrence of Indebtedness and Issuance of Preferred Stock

(a) SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Indebtedness). SMI also will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock.

(b) However, SMI and any Guarantor may incur Indebtedness (including Acquired Indebtedness), and SMI may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for SMI’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(c) The foregoing provisions will not prohibit the incurrence of any of the following items of Indebtedness (“Permitted Indebtedness”):

(1)	the incurrence by SMI and the Guarantors of Indebtedness under the Credit Agreement (including guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of SMI and its Subsidiaries thereunder) not to exceed $450.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence by SMI of Indebtedness represented by the Notes, excluding any Additional Notes, and the incurrence by the Guarantors of Indebtedness represented by the related Guarantees;

(3)	the incurrence by SMI of Indebtedness represented by the Existing Senior Subordinated Notes and the incurrence by the Guarantors of Indebtedness represented by the related Guarantees;

(4)	Indebtedness existing on the Issue Date (other than Indebtedness incurred pursuant to clause (1), (2) or (3) of this paragraph);

(5)	the incurrence by SMI or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of SMI or such Subsidiary, in an aggregate principal amount not to exceed the greater of (i) $35.0 million and (ii) 2.5% of SMI’s Consolidated Tangible Assets (as reported on SMI’s consolidated balance sheet as of such date) at any time outstanding;

(6)	the incurrence by SMI or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, (a) Existing Indebtedness or (b) Indebtedness that was permitted by the Indenture to be incurred (other than any such Indebtedness incurred pursuant to clause (1), (4), (5), (7), (8), (9), (10), (11), (12), (13), (14), (15) or (16) of this paragraph);

(7)	the incurrence by SMI or any of its Wholly Owned Subsidiaries or any Guarantor of intercompany Indebtedness between or among SMI and any of its Wholly Owned Subsidiaries or any Guarantor; provided, however, that: (a) if SMI is the obligor on such Indebtedness, such Indebtedness must be expressly subordinate to the payment in full of all Obligations with respect to the Notes; and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than SMI, a Wholly Owned Subsidiary or a Guarantor, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either SMI, a Wholly Owned Subsidiary or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by SMI or such Subsidiary, as the case may be;

(8)	the incurrence by SMI of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to Indebtedness that is permitted by the terms of the Indenture to be incurred;

(9)	the incurrence by SMI of Hedging Obligations under currency exchange agreements, provided, that such agreements were entered into in the ordinary course of business;

(10)	the incurrence of Indebtedness of a Guarantor represented by guarantees of Indebtedness of SMI that has been incurred in accordance with the terms of the Indenture;

(11)

Indebtedness of SMI or any of its Subsidiaries in connection with surety, performance, appeal or similar bonds, completion guarantees or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of self-insurance and workers’ compensation obligations or similar arrangements; provided, that, in each case contemplated by this clause (11), upon the drawing of such instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

(12)	Indebtedness of SMI or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of incurrence;

(13)	Indebtedness of SMI to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under “—Legal Defeasance and Covenant Defeasance”;

(14)	Indebtedness of SMI or any Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of SMI or a Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary; provided, that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually paid or received by SMI and any Subsidiary, including the fair market value of non-cash proceeds;

(15)	Indebtedness of Foreign Subsidiaries in the aggregate principal amount of $35.0 million outstanding at any one time in the aggregate; provided, that on the date of incurrence of any such Indebtedness SMI could borrow $1.00 of Indebtedness (other than Permitted Indebtedness) under paragraph (b) above; and

(16)	the incurrence by SMI of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $100.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, SMI in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; provided, that Indebtedness under the Credit Agreement which is outstanding or available on the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (1) above, shall be deemed to have been incurred pursuant to clause (1) above rather than pursuant to paragraph (b) above.

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Capital Stock (other than Disqualified Stock) in the form of additional shares of the same class of Capital Stock (other than Disqualified Stock) will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued is included in Fixed Charge Coverage Ratio of SMI.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

Liens

SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or assume any Lien (the “Initial Lien”) securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured equally and ratably with (or prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien; provided, that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Guarantees.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

SMI will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(1)	pay dividends or make any other distributions to SMI or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to SMI or any of its Subsidiaries;

(2)	make loans or advances to SMI or any of its Subsidiaries; or

(3)	transfer any of its properties or assets to SMI or any of its Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	applicable law;

(2)	the Indenture;

(3)	the indenture governing the Existing Senior Subordinated Notes;

(4)	the Credit Agreement as in effect on the date of the Indenture (and thereafter only to the extent such encumbrances or restrictions are no more restrictive than those in effect under the Credit Agreement as in effect on the date of the Indenture);

(5)	Existing Indebtedness (not including Indebtedness set forth in paragraphs (2), (3) and (4) above);

(6)	any instrument governing Indebtedness or Capital Stock of a Person acquired by SMI or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(7)	customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(8)	Capital Lease Obligations or purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) (5) of “—Incurrence of Indebtedness and Issuance of Preferred Stock” above on the property so acquired;

(9)	restrictions contained in Indebtedness of Foreign Subsidiaries permitted to be incurred under the Indenture, so long as such restrictions or encumbrances are customary for Indebtedness of the type issued and permitted by their terms at all times (other than during the occurrence and continuation of a payment default under such Indebtedness) distributions or loans to SMI to permit payments on the Notes when due as required by the terms of Indenture (in the view of an officer of SMI as expressed in an officers’ certificate thereof); and

(10)	Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Merger, Consolidation, or Sale of Assets

Whether or not SMI is the surviving corporation, SMI may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

(1)(a)	SMI is the surviving corporation or the entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than SMI) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)	the entity or Person formed by or surviving any such consolidation or merger (if other than SMI) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of SMI under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)	except in the case of a merger of SMI with or into a Wholly Owned Subsidiary of SMI, SMI or the entity or Person formed by or surviving any such consolidation or merger (if other than SMI), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (b) of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

Transactions with Affiliates

SMI will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to SMI or the relevant Subsidiary than those that would have been obtained in a comparable transaction by SMI or such Subsidiary with an unrelated Person; and

(2)	SMI delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, if there are no such disinterested directors, by a majority of the members of the Board of Directors; or

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions, and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the payment of fees and indemnities to directors of SMI and its Subsidiaries in the ordinary course of business and consistent with the past practice of SMI or such Subsidiary;

(2)	loans or advances to employees in the ordinary course of business;

(3)	transactions between or among SMI and/or its Wholly Owned Subsidiaries;

(4)	Restricted Payments (other than Restricted Investments) that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments,” in each case, shall not be deemed Affiliate Transactions; and

(5)	Any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the Holders of the Notes, than those in effect on the Issue Date.

Sale and Leaseback Transactions

SMI will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided, that SMI or one of its Subsidiaries may enter into a sale and leaseback transaction if:

(1)	SMI or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (b) of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens”;

(2)	the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an officers’ certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and

(3)	the transfer of assets in such sale and leaseback transaction is permitted by, and SMI applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

SMI will not, and will not permit any Wholly Owned Subsidiary of SMI to transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of SMI to any Person (other than SMI or a Wholly Owned Subsidiary of SMI), unless:

(1)	such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary; and

(2)	the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

In addition, SMI will not permit any Wholly Owned Subsidiary of SMI to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to SMI or a Wholly Owned Subsidiary of SMI.

Guarantees of Certain Indebtedness

SMI will not permit any of its Subsidiaries that is not a Guarantor to incur, guarantee or secure through the granting of Liens the payment of any Indebtedness. Further, SMI will not, and will not permit any of its non-Guarantor Subsidiaries to, pledge any intercompany notes representing obligations of any of its Subsidiaries to secure the payment of any Indebtedness. If such Subsidiary, SMI and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary’s unconditional guarantee, on a senior basis, of the Notes, then SMI will permit the above-described actions.

Limitation on Unrestricted Subsidiaries

SMI may designate after the Issue Date any Subsidiary (other than a Guarantor) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(a)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b)	SMI would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of “—Restricted Payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of SMI’s interest in such Subsidiary calculated in accordance with GAAP or (2) the fair market value of SMI’s interest in such Subsidiary as determined in good faith by SMI’s Board of Directors;

(c)	SMI would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Fixed Charge Coverage Ratio (on a pro forma basis) in the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” at the time of such Designation (assuming the effectiveness of such Designation);

(d)	such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of SMI which is not simultaneously being designated an Unrestricted Subsidiary;

(e)	such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided, that an Unrestricted Subsidiary may provide a Guarantee for the Exchange Notes; and

(f)

such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with SMI or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to SMI or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of SMI or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary from and after the date of Designation shall be deemed a Restricted Payment.

In the event of any such Designation, SMI shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “—Restricted Payments” for all purposes of the Indenture in the Designation Amount.

The Indenture will also provide that SMI shall not and shall not cause or permit any Subsidiary to at any time:

(a)	provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries), or

(b)	be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

For purposes of the foregoing, the Designation of a Subsidiary of SMI as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a subsidiary of SMI will be classified as a Subsidiary.

SMI may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a)	no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b)	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c)	unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, SMI could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

All Designations and Revocations must be evidenced by a resolution of the Board of Directors of SMI delivered to the Trustee certifying compliance with the foregoing provisions.

Payments for Consent

SMI nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all Holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Exchange Notes are outstanding, SMI will furnish to Holders of Exchange Notes:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if SMI were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by SMI’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if SMI were required to file such reports.

In addition, whether or not required by the rules and regulations of the Commission, SMI will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. For the purposes of this covenant, SMI will be deemed to have furnished all required reports and information referred to in this paragraph to the Holders of Exchange Notes if it has timely filed the reports referred to in this paragraph with the Commission via the IDEA filing system and such reports are publicly available.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

(2)	default in payment when due of the principal of or premium, if any, on the Notes;

(3)	failure by SMI to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control” or “—Repurchase at the Option of Holders—Asset Sales”;

(4)	failure by SMI to comply with the provisions described under the captions “—Certain Covenants— Restricted Payments” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and the continuance of such failure for a period of 30 days after notice is given to SMI by the Trustee or to SMI and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)	failure by SMI for 60 days after notice is given to SMI by the Trustee or to SMI and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SMI or any of its Subsidiaries (or the payment of which is guaranteed by SMI or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness at its Stated Maturity (after the expiration of any applicable grace period); or (b) results in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of which Indebtedness, together with the principal amount of any other such Indebtedness described in clauses (a) and (b) above, aggregates $15.0 million or more;

(7)	failure by SMI or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million (net of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	certain events of bankruptcy or insolvency with respect to SMI or any of its Subsidiaries; or

(9)	the Guarantee of any Guarantor is held in judicial proceedings to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms such Guarantor’s obligations under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture).

Notwithstanding the foregoing, SMI may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligation to file annual or quarterly reports in accordance with the Indenture or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (a “Filing Failure”) shall, for the first 120 days after the occurrence of such Event of Default (the “Extension Period”), consist exclusively of the right of the holders of the Notes to receive a fee (the “Extension Fee”) accruing at the rate of 1.00% per annum of the aggregate principal amount of Notes that are then outstanding, on the terms and in the manner described below. The Extension Fee shall accrue on the Notes that are then outstanding from the first day of the Event of Default to, but excluding, the earlier of (i) the date on which SMI has made the filings initially giving rise to the Filing Failure and (ii) the date that is 120 days after the occurrence of the Event of Default. SMI must give written notice of its election to pay the Extension Fee prior to the occurrence of the Event of Default. On the 121st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 121st day), the Notes shall be subject to acceleration. This right shall not affect the rights of holders of Notes if any other Event of Default occurs under the Indenture. If SMI does not pay the Extension Fee on a timely basis, the Notes shall be subject to acceleration. Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the Notes will be subject to acceleration for such additional Filing Failure at the end of the Extension Period for the first Filing Failure to the extent it has not been remedied before the end of the first Extension Period, provided, however, that to the extent SMI has agreed to pay an additional Extension Fee in accordance with the terms of this paragraph as to such additional Filing Failure, and the first Filing Failure has been remedied before the end of the first Extension Period, the Notes will not be subject to acceleration until the end of the additional Extension Period as to such additional Filing Failure. For the avoidance of doubt, notwithstanding the occurrence of multiple concurrent Filing Failures, the Extension Fee shall not exceed the rate provided for in the first sentence of this paragraph.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to SMI, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

SMI is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and SMI is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of SMI or any Guarantor, as such, shall have any liability for any obligations of SMI or any Guarantor under the Exchange Notes, the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

SMI may, at its option and at any time, elect to have all of the obligations of SMI and the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2)	SMI’s obligations with respect to the Notes concerning issuing temporary Notes, registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and SMI’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, SMI may, at its option and at any time, elect to have the obligations of SMI released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	SMI must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any and interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and SMI must specify whether the Exchange are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, SMI shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)	SMI has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, SMI shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which SMI or any of its Subsidiaries is a party or by which SMI or any of its Subsidiaries is bound;

(6)	SMI must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	SMI must deliver to the Trustee an officers’ certificate stating that the deposit was not made by SMI with the intent of preferring the Holders of Notes over the other creditors of SMI or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors, any Guarantor of SMI or others; and

(8)	SMI must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when

(a)	either:

(1)	all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by SMI and thereafter repaid to SMI or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation; or

(2)	all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of SMI;

(b)	SMI or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such maturity, Stated Maturity or redemption date;

(c)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(d)	SMI or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by SMI and any Guarantor; and

(e)

SMI has delivered to the Trustee an officers’ certificate and an opinion of independent counsel each stating that (1) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which SMI, any Guarantor or any Subsidiary is a party or by which SMI, any Guarantor or any Subsidiary is bound.

Transfer and Exchange

A Holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. SMI may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. SMI is not required to transfer or exchange any Exchange Note selected for redemption. Also, SMI is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

The registered Holder of an Exchange Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next succeeding paragraphs, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes).

Further, any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Exchange Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(7)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9)	make any change in the foregoing amendment and waiver provisions; or

(10)	make any change in the ranking of the Notes as senior Indebtedness if such amendment would adversely affect the rights of Holders of Notes.

Notwithstanding the foregoing, without the consent of any Holder of Notes, SMI, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to conform any provision of the Indenture to the “Description of Notes” section of the Offering Memorandum;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)	to provide for the assumption of SMI’s or a Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation;

(5)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, including adding Guarantees with respect to the Notes;

(6)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(7)	to provide for the issuance of Additional Notes pursuant to the Indenture to the extent permitted under the restrictions contained in the Credit Agreement and described under “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock.”

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of SMI, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest, the Trustee must:

(1)	eliminate such conflict within 90 days;

(2)	if a registration statement with respect to the Notes is effective, apply to the Commission for permission to continue; or

(3)	resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

You may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Speedway Motorsports, Inc., 5555 Concord Parkway South, Concord, North Carolina 28027, Attention: J. Cary Tharrington IV, telephone: (704) 532-3318.

Book-Entry, Delivery and Form

The Exchange Notes will be in the form of one or more global notes without interest coupons (collectively, “Global Notes”). Upon issuance the Global Notes will be deposited (the “Closing Date”) with, or on behalf of, The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the “Global Note Holder”) in each case for credit to the accounts of the Depository’s Direct and Indirect Participants (as defined below).

Transfer of beneficial interests in any Global Note will be subject to the applicable rules and procedures of the Depository and its Direct or Indirect Participants, which may change from time to time.

Exchange Notes that are issued as described below under “—Certificated Securities” will be issued in the form of registered definitive certificates (the “Certificated Securities”). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Exchange Notes being transferred.

The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the “Participants” or the “Depository’s Participants”) and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository’s Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depository’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository’s Participants or the Depository’s Indirect Participants.

SMI expects that pursuant to procedures established by the Depository ownership of the Exchange Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository’s Participants), the Depository’s Participants and the Depository’s Indirect Participants.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Exchange Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Exchange Notes evidenced by the Global Note. Beneficial owners of Exchange Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither SMI nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Exchange Notes.

Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Exchange Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, SMI and the Trustee may treat the persons in whose names Exchange Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither SMI nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. SMI believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Standing instructions and customary practices will govern payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of Exchange Notes. Payments will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Certificated Securities

Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof).

In addition, if (1) SMI notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and SMI is unable to locate a qualified successor within 90 days or (2) SMI, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Exchange Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Exchange Notes.

Neither SMI nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Exchange Notes and SMI and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

Same-Day Settlement and Payment

Payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) must be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, SMI will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address.

Liquidated Damages

SMI, the Guarantors and the initial purchasers of the Private Notes entered into a Registration Rights Agreement in connection with the offering of the Private Notes. Pursuant to the Registration Rights Agreement, SMI agreed to file with the Commission the exchange offer registration statement on Form S-4 under the Securities Act, of which this prospectus is a part, with respect to the Exchange Notes (“Exchange Offer Registration Statement”).

If SMI is not required to file the Exchange Offer Registration Statement under the Registration Rights Agreement or not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, then SMI will file with the Commission a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the Private Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

SMI will pay Liquidated Damages to each Holder of Private Notes in the following circumstances, as applicable:

(1)	the Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(2)	SMI and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(3)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (including as a result of SMI’s suspending the use of any prospectus pursuant to the preceding paragraph) in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above a “Registration Default”).

With respect to the first 90-day period immediately following the occurrence of such Registration Default, SMI will pay Liquidated Damages in an amount equal to $.05 per week per $1,000 principal amount of Private Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Private Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Private Notes.

All accrued Liquidated Damages will be paid by SMI on each interest payment date with respect to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

If SMI is required to file a Shelf Registration Statement and in order to have their Private Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages, holders of Private Notes will be required to do the following:

(1)	make certain representations to SMI (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer;

(2)	deliver information to be used in connection with the Shelf Registration Statement; and

(3)	provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement.

Certain Definitions

The following defined terms are used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person that was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business consistent with past practices; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of SMI, its Subsidiaries and the Unrestricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described under the caption “—Certain Covenants—Merger, Consolidation, or Sale of Assets” and shall not be deemed to be “Asset Sales”; and

(2)	the issue or sale by SMI or any of its Subsidiaries of Equity Interests of any of SMI’s Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or a series of related transactions

(a)	that have a fair market value of less than $1.0 million; or

(b)	for net proceeds of less than $1.0 million;

(2)	a transfer of assets by SMI to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to SMI or to another Wholly Owned Subsidiary;

(3)	an issuance of Equity Interests by a Wholly Owned Subsidiary to SMI or to another Wholly Owned Subsidiary;

(4)	a Restricted Payment that is permitted by the covenant described under the caption “—Certain Covenants—Restricted Payments” will not be deemed to be Asset Sales;

(5)	the sale of Cash Equivalents in the ordinary courses of business;

(6)	a disposition of inventory in the ordinary course of business;

(7)	a disposition of obsolete or worn out equipment that is no longer useful in the conduct of the business of SMI and its Subsidiaries and that is disposed of in each case in the ordinary course of business;

(8)	the licensing or sublicensing of intellectual property in the ordinary course of business which do not materially interfere with the business of SMI and its Subsidiaries taken as a whole;

(9)	foreclosure on assets; and

(10)	the disposition or distribution of any Capital Stock of an Unrestricted Subsidiary.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership, partnership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

(5)	commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Corporation and in each case maturing within six months after the date of acquisition.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of (a) SMI and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than O. Bruton Smith or his Related Parties or Sonic Financial Corporation or any of their respective Affiliates or (b) Sonic Financial Corporation to any “person” (as defined above) other than O. Bruton Smith or his Related Parties or any of their respective Affiliates;

(2)	the adoption of a plan relating to the liquidation or dissolution of SMI or Sonic Financial Corporation;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) any “person” (as defined above), other than O. Bruton Smith or his Related Parties or Sonic Financial Corporation or any of their respective Affiliates, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of SMI or (b) any “person” (as defined above), other than O. Bruton Smith or his Related Parties or any of their respective Affiliates, becomes the “beneficial owner,” directly or indirectly, of more than 50% of the Voting Stock of Sonic Financial Corporation;

(4)	the first day on which a majority of the members of the Board of Directors of SMI or Sonic Financial Corporation are not Continuing Directors; or

(5)	a repurchase event or change of control payment or put or any similar event occurs as a result of change of control provision or a default occurs as a result of a change of control with respect to any other Indebtedness of SMI or any Subsidiary.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period; plus

(1)	an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

(2)	provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income; minus

(5)	non-cash items of such Person and its Subsidiaries increasing Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to SMI by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that

(1)	the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof;

(2)	the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded; and

(5)	the Net Income of, or any dividends or other distributions from, the Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, until distributed in cash to SMI or one of its Subsidiaries.

“Consolidated Tangible Assets” means, with respect to any Person for any period, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on such Person’s balance sheet as of such date, on a consolidated basis, determined in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Continuing Directors” means, with respect to any Person as of any date of determination, any member of the Board of Directors of such Person who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, letter of credit or other debt obligations, in each case as amended, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Default” means any event that is or with the passage of time or the giving of notice, or both, would be an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“EBITDA” means with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries on a consolidated basis for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (iv) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined:

(i) provision for taxes based on income, profits or capital (to the extent such income, profits or capital were included in computing Consolidated Net Income) and any provisions for taxes utilized in computing net loss under the definition of Consolidated Net Income,

(ii) consolidated interest expense,

(iii) depreciation, amortization and accretion expenses, and

(iv) any other non-cash charges; provided, that, for purposes of this subclause (iv) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made, minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock. It does not include any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a public or private sale for cash of Capital Stock (other than Disqualified Stock) of SMI with gross proceeds to SMI of at least $25.0 million (other than public offerings with respect to a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of SMI).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Indebtedness” means Indebtedness of SMI and its Subsidiaries in existence on the date of the Indenture.

“Existing Senior Subordinated Notes” means the $330.0 million aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2013.

“Existing Senior Subordinated Notes Issue Date” means May 16, 2003, the date on which the Existing Senior Subordinated Notes were first issued.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that SMI or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of making the computation referred to above:

(1)	acquisitions that have been made by SMI or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of SMI. Any such pro forma calculations may include operating expense reductions for such period expecting to result from an acquisition which is being given pro forma effect that would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of SMI, the interest rate shall be calculated by applying such optional rate chosen by SMI.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations); plus

(2)	the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); plus

(4)	the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of SMI that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under the Credit Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the date of the Indenture.

“Government Securities” means:

(1)	securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and

(2)

depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Security which is specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any Government Security which is so specified and held; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal or interest of the Government Security evidenced by such depositary receipt.

“Guarantee” or “guarantee” (unless the context requires otherwise) means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantor Senior Indebtedness” means, with respect to any Guarantor, all Indebtedness of such Guarantor unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to senior indebtedness of such Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates and the value of foreign currencies purchased by such Person or any of its Subsidiaries in the ordinary course of business.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of any of the following if and to the extent it would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP (other than letters of credit and Hedging Obligations):

(1)	borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	banker’s acceptances;

(4)	representing Capital Lease Obligations; or

(5)	the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable.

In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that an acquisition of assets, Equity Interests or other securities by SMI for consideration consisting of common equity securities of SMI shall not be deemed to be an Investment.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law. It includes any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Like Kind Exchange” means the exchange pursuant to Section 1031 of the Code of the following:

(1)	any real property (other than any speedway that is owned on or acquired after the date of the Indenture by SMI or any Subsidiary) used or to be used in connection with the business of SMI; or

(2)	any other real property to be used in connection with the business of SMI.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

(2)	any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss);

(3)	any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan;

(4)	any gain (but not loss), net of taxes (less all fees and expenses relating thereto), in respect of restructuring charges other than in the ordinary course of business;

(5)	any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date;

(6)	all deferred financing costs written off, and premiums paid and losses or gains incurred, in connection with any early extinguishment of Indebtedness; and

(7)	any non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards.

“Net Proceeds” means the aggregate cash proceeds (or in the case of any Asset Sale involving the Unrestricted Subsidiary, the amount of such aggregate cash proceeds that equals the aggregate amount of all Restricted Investments in the Unrestricted Subsidiary that have not been repaid prior to the date of such Asset Sale) received by SMI or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

Notwithstanding the foregoing, in the event SMI or any of its Subsidiaries engages in a Like Kind Exchange, Net Proceeds shall not include any cash proceeds with respect to such Like Kind Exchange that are reinvested in or used to purchase pursuant to Section 1031 of the Code like kind real property used or to be used in the business of SMI.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither SMI nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the Unrestricted Subsidiary) would permit (upon notice or lapse of time or both) any holder of any other Indebtedness of SMI or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Permitted Investments” means:

(1)	any Investment in SMI or in a Wholly Owned Subsidiary of SMI;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by SMI or any Subsidiary of SMI in a Person that is engaged in the same or a similar line of business to that of SMI or any Subsidiary (including any Investments held by such Person), if as a result of such Investment

(a)	such Person becomes a Wholly Owned Subsidiary of SMI or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, SMI or a Wholly Owned Subsidiary of SMI;

(4)	any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)	Investments in Unrestricted Subsidiaries or in non-Wholly-Owned Subsidiaries or in joint ventures engaged in a similar or complementary line of business as SMI on the date of the Investment, which Investments do not exceed at any one time outstanding $25.0 million in the aggregate;

(6)	Hedging Obligations permitted under the Indenture;

(7)	Any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(8)	Investments to the extent made using Equity Interests of SMI or any Subsidiary (exclusive of Disqualified Stock) as consideration; provided, that such Equity Interests shall not increase the amount available for Restricted Payments under the Indenture; and

(9)	repurchases of the Notes.

“Permitted Liens” means:

(1)

Liens securing Indebtedness (i) permitted to be incurred pursuant to paragraph (c)(1) of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and (ii) in excess of the amount permitted to be incurred by the foregoing subclause (i) so long as, in the case of this subclause (ii), such Indebtedness (assuming any commitments for secured Indebtedness were fully drawn), when aggregated with the amount of Indebtedness of SMI and its Subsidiaries which is secured by a Lien, does not cause the Senior Secured Leverage Ratio of SMI and its Subsidiaries to exceed 2.50 to 1.00 as of the day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred (or commitments therefor are obtained).

(2)	Liens in favor of SMI or a Wholly Owned Subsidiary;

(3)	Liens on property of a Person existing at the time such Person is merged into or consolidated with SMI or any Subsidiary of SMI, provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with SMI;

(4)	Liens on property existing at the time of acquisition thereof by SMI or any Subsidiary of SMI, provided, that such Liens were in existence prior to the contemplation of such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens relating to judgments to the extent permitted under the Indenture;

(7)	Liens securing the Notes and the Subsidiary Guarantees;

(8)	Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted to be incurred under clause 15 of paragraph (c) in “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)	Liens existing on the date of the Indenture;

(10)	pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislations, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(11)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(12)	Liens for taxes, assessments or other governmental charges or levies not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(13)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letter of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(14)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15)	Liens securing Hedging Obligations not incurred in violation of the Indenture; provided, that with respect to Hedging Obligations relating to Indebtedness, such Liens extend only to the property securing such Indebtedness;

(16)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by SMI in the ordinary course of business;

(18)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(19)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(20)	Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and

(21)	Any interest or title of a lessor under any Capital Lease Obligations.

“Permitted Refinancing Indebtedness” means any Indebtedness of SMI or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of SMI or any of its Subsidiaries; provided, that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes (other than Indebtedness existing on the Closing Date under the Existing Senior Subordinated Notes), such Permitted Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by SMI or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the SMI’s control, a “nationally recognized statistical rating organization” within the meaning of section 3(a)(62) of the Exchange Act selected by SMI or any direct or indirect parent of SMI as a replacement agency for Moody’s or S&P, as the case may be.

“Related Parties” means, when used with respect to any individual, the spouse, lineal descendants, parents and siblings of any such individual; the estates, heirs, legatees and legal representatives of any such individual and any of the foregoing; and all trusts established by any such individual and any of the foregoing for estate planning purposes of which any such individual and any of the foregoing are the sole beneficiaries or grantors.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission under that act.

“Senior Indebtedness” means, with respect to any Person, all Indebtedness of any Person unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to senior indebtedness of such Person.

“Senior Secured Debt” means, with respect to any Person, the aggregate principal amount of Indebtedness of such Person and its Subsidiaries that consists of, without duplication, Indebtedness that is then secured by first priority Liens on property or assets of such Person and its Subsidiaries (including, without limitation, Capital Stock of another Person owned by such Person but excluding property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Senior Secured Leverage Ratio” means, with respect to any Person, the ratio of (a) Senior Secured Debt outstanding as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of such Person most recently ended, all determined on a consolidated basis in accordance with GAAP; provided, that, Senior Secured Debt and EBITDA shall be determined for the relevant period on a pro forma basis in a manner consistent with the pro forma and other adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any payment of interest on or principal of any Indebtedness, the date on which such payment was scheduled to be made in the documentation governing such Indebtedness without regard to the occurrence of any subsequent event or contingency.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Notwithstanding the foregoing, Unrestricted Subsidiaries shall not, while designated as an Unrestricted Subsidiary as described under “—Subsidiary Guarantees,” be a Subsidiary of SMI for any purposes of the Indenture.

“Treasury Rate” means, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (“Statistical Release”) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 1, 2013; provided, however, that if the period from such redemption date to June 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” as of the Issue Date means Oil-Chem Research Corporation and its Subsidiaries. Following the Issue Date, additional Unrestricted Subsidiaries can be designated pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Voting Stock” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Notwithstanding the foregoing, Unrestricted Subsidiaries shall not, while designated as an Unrestricted Subsidiary as described under “—Subsidiary Guarantees,” and under “—Certain Covenants—Limitation on Unrestricted Subsidiaries,” be included in the definition of Wholly Owned Subsidiary for any purposes of the Indenture.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, WE ARE INFORMING YOU THAT (1) THIS SUMMARY IS NOT INTENDED AND WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE U.S. FEDERAL TAX LAWS THAT MAY BE IMPOSED ON THE TAXPAYER, (2) THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (3) EACH TAXPAYER IS ENCOURAGED TO SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General

The following is a summary of U.S. federal income tax consequences of the Exchange Offer to a holder of Private Notes that purchased the Private Notes pursuant to their original issue and that holds the Private Notes and will hold the Exchange Notes as capital assets, but does not address any other aspects of U.S. federal income tax consequences to holders of the Private Notes or Exchange Notes. It does not address specific tax consequences that may be relevant to particular persons, including banks, financial institutions, broker dealers, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass through entities, expatriates, tax exempt organizations and persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold the Notes as part of a straddle, hedge, conversion transaction or other integrated transaction. In addition, this summary does not address U.S. federal alternative minimum tax consequences, estate and gift tax consequences, consequences under the tax laws of any state, local or foreign jurisdiction or consequences under any U.S. federal tax laws other than income tax law.

This summary is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is not binding on the Internal Revenue Service (the “Service”) or on the courts, and no ruling will be sought from the Service with respect to the statements made and the conclusions reached in this summary. There can be no assurance that the Service will agree with such statements and conclusions.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a holder’s decision to exchange Private Notes for Exchange Notes. Persons considering the exchange of Private Notes for Exchange Notes are urged to consult their own tax advisors concerning the U.S. federal income tax consequences to them of exchanging Notes and of owning the Private Notes or the Exchange Notes, as well as the application of state, local and foreign tax laws and U.S. federal tax laws other than income tax law.

Exchange of a Private Note for an Exchange Note Pursuant to the Exchange Offer

The exchange of a Private Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, a Holder will not recognize gain or loss on such exchange, the Holder’s tax basis in the Exchange Note will be the same as its tax basis in the Private Note immediately before the exchange and the Holder’s holding period in the Exchange Note will include its holding period in the Private Note.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account under the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of Exchange Notes received in exchange for Private Notes that had been acquired as a result of market-making or other trading activities. We have agreed that for a period ending on the earlier of (1) 365 days from the date on which the registration statement relating to the Exchange Offer is declared effective, and (2) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. For such period, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal or otherwise.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account under the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on these Exchange Notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the Exchange Notes. Any broker-dealer that resells Exchange Notes received by it for its own account under the Exchange Offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of Exchange Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any broker or dealer and will indemnify holders of the Exchange Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the related guaranties (except for those of SMI Systems, LLC and New Hampshire Motor Speedway, Inc.) will be passed upon for us by Parker Poe Adams & Bernstein LLP, Charlotte, North Carolina.

The validity of the guaranty of the Exchange Notes by SMI Systems, LLC will be passed upon for us by Jones Vargas Chartered, Las Vegas, Nevada.

The validity of the guaranty of the Exchange Notes by New Hampshire Motor Speedway, Inc. will be passed upon for us by Sulloway & Hollis P.L.L.C., Concord, New Hampshire.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The financial statements of Speedway Motorsports, Inc. as of December 31, 2008 and 2007 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated statements of income, stockholders’ equity and comprehensive income, and of cash flows for the year ended December 31, 2006, before retrospective application of adjustments for discontinued operations, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which expressed an unqualified opinion and includes an explanatory paragraph relating to adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment) included in the 2008 Form 10-K. The 2006 financial statements before retrospective application of adjustments for discontinued operations are not included in the 2008 Form 10-K.

The financial statements of Motorsports Authentics, LLC as of November 30, 2008 and 2007, and for each of the three years in the period ended November 30, 2008, included in this prospectus, have been audited by Grant Thornton LLP, independent registered public accountants, as stated in their report with respect thereto (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about Motorsports Authentics, LLC’s ability to continue as a going concern), and is included herein in reliance upon the authority of said firm as experts in giving said report.

Offer to Exchange

8 3/4% Senior Notes due 2016

that have been registered under the Securities Act of 1933

for any and all outstanding

8 3/4% Senior Notes due 2016

that have not been registered under the Securities Act of 1933

PROSPECTUS

ALL TENDERED EXCHANGE NOTES,

EXECUTED LETTERS OF TRANSMITTAL AND

OTHER RELATED DOCUMENTS SHOULD

BE DIRECTED TO THE EXCHANGE AGENT.

QUESTIONS AND REQUESTS FOR ASSISTANCE

AND REQUESTS FOR ADDITIONAL COPIES

OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL

AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED

TO THE EXCHANGE AGENT AS FOLLOWS:

BY REGISTERED OR CERTIFIED MAIL:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance

BY HAND OR OVERNIGHT COURIER:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attn: Specialized Finance

BY FACSIMILE:

(651) 495-8158

Confirm by Telephone (800) 934-6802

(Originals of all documents submitted

by facsimile should be sent promptly by hand,

overnight courier or registered or certified mail.)

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Registrant’s Bylaws, as amended, effectively provide that the Registrant will, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), indemnify all persons currently serving or who previously served as a director or officer of the Registrant, or currently serving or who previously served at the request of the Registrant as a director, officer, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. In addition, the Registrant’s Certificate of Incorporation, as amended, eliminates personal liability of its directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 102(b)(7)”).

Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses (including attorneys’ fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in, or not opposed, to the best interest of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing or redeeming stock out of other than lawfully available funds, or (4) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Registrant maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Section 8 of the Registration Rights Agreement (filed as Exhibit 4.7 to this Registration Statement) provides that the holders of transfer restricted securities covered by this Registration Statement severally, and not jointly, will indemnify and hold harmless the Registrant, the Additional Registrants and their respective officers, directors, partners, employees, representatives and agents from and against any liability caused by any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make statements in the Registration Statement, in the prospectus or in any amendment or supplement thereto, not misleading but only with respect to claims and actions based on written information furnished to the Registrant by the holders of transfer restricted securities covered by this Registration Statement expressly for use therein.

Item 21.	Exhibits and Financial Statement Schedules

Reference is made to the information contained in the Index to Exhibits filed as a part of this Registration Statement, which information immediately follows the signature pages attached hereto.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on October 15, 2009.

SPEEDWAY MOTORSPORTS, INC.

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Vice Chairman, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chairman, Chief Executive Officer (principal executive officer) and Director	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Vice Chairman, Chief Financial Officer and Treasurer (principal financial officer and accounting officer) and Director	October 15, 2009

* Marcus G. Smith	Chief Operating Officer, President and Director	October 15, 2009

* Mark M. Gambill	Director	October 15, 2009

* James P. Holden	Director	October 15, 2009

* Robert L. Rewey	Director	October 15, 2009

* Tom E. Smith	Director	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

600 RACING, INC.

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer) and Director	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President (principal financial officer and accounting officer) and Director	October 15, 2009

* Randall A. Storey	Treasurer, Assistant Secretary and Director	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

ATLANTA MOTOR SPEEDWAY, LLC

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chairman, Chief Executive Officer (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Vice President (principal financial officer and accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

BRISTOL MOTOR SPEEDWAY, LLC

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chairman, Chief Executive Officer (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Vice President (principal financial officer and accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

CHARLOTTE MOTOR SPEEDWAY, LLC

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President and Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President, Assistant Treasurer (principal financial officer and accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

INEX CORPORATION

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer) and Director	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President (principal financial officer and accounting officer) and Director	October 15, 2009

* Randall A. Storey	Treasurer, Assistant Secretary and Director	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

KENTUCKY RACEWAY, LLC

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice president and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President, Chief Financial Officer (principal financial officer and accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

LAS VEGAS MOTOR SPEEDWAY, LLC

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	President (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Vice President (principal financial officer and accounting officer)	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

NEVADA SPEEDWAY, LLC

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President and Assistant Secretary (principal financial officer and accounting officer)	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

NEW HAMPSHIRE MOTOR SPEEDWAY, INC.

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President and Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer, President (principal executive officer) and Director	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President, Assistant Treasurer (principal financial officer and accounting officer) and Director	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Director	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

SMI SYSTEMS, LLC

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	President (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Vice President, Treasurer (principal financial officer and accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Vice President, Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

SMI TRACKSIDE, LLC

By:	/S/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	President (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Vice President (principal financial officer and accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

SMISC HOLDINGS, INC.

By:	/S/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer)	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President (principal financial officer and accounting officer) and Director	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

SPEEDWAY FUNDING, LLC

By:	/S/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

/s/ WILLIAM R. BROOKS William R. Brooks	President (principal executive officer, principal financial officer and principal accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

* Kristine Eppes	Vice President and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

SPEEDWAY MEDIA, LLC

By:	/S/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	President (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Vice President (principal financial officer and accounting officer) and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

SPEEDWAY PROPERTIES COMPANY, LLC

By:	/S/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

/s/ WILLIAM R. BROOKS William R. Brooks	President (principal executive officer, principal financial officer and principal accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

* Kristine Eppes	Vice President and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

SPEEDWAY SONOMA, LLC

By:	/S/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer) and Manager	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President, Treasurer (principal financial officer and accounting officer) and Manager	October 15, 2009

* Randall A. Storey	Assistant Treasurer, Assistant Secretary and Manager	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

TEXAS MOTOR SPEEDWAY, INC.

By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer (principal executive officer) and Director	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President (principal financial officer and accounting officer) and Director	October 15, 2009

* Randall A. Storey	Assistant Treasurer and Director	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

TSI MANAGEMENT COMPANY, LLC

By: SMISC HOLDINGS, INC., its Manager

By:	/S/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Dates

* O. Bruton Smith	Chief Executive Officer of SMISC Holdings, Inc., its Manager (principal executive officer)	October 15, 2009

/s/ WILLIAM R. BROOKS William R. Brooks	Executive Vice President of SMISC Holdings, Inc., its Manager (principal financial officer and accounting officer)	October 15, 2009

*By:	/s/ WILLIAM R. BROOKS
Name:	William R. Brooks
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of Speedway Motorsports, Inc. (“SMI”) (incorporated by reference to Exhibit 3.1 to SMI’s Registration Statement on Form S-1 filed December 22, 1994 (File No. 33-87740) (the “Form S-1”)).

3.2	Amendment to Certificate of Incorporation of SMI (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to SMI’s Registration Statement on Form S-3 filed November 13, 1996 (File No. 333-13431)).

3.3	Amendment to Certificate of Incorporation of SMI (incorporated by reference to Exhibit 3.4 to SMI’s Registration Statement on Form S-4 filed September 8, 1997 (File No. 333-35091)).

3.4	Bylaws of SMI (incorporated by reference to Exhibit 3.2 to the Form S-1).

3.5	Amendment No. 1 to Bylaws of SMI (incorporated by reference to Exhibit 3.5 to SMI’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”)).

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-1).

4.2	Indenture dated as of May 16, 2003 by and among SMI, the guarantors named therein and U.S. Bank National Association, as trustee (the “2003 Indenture”) (incorporated by reference to Exhibit 4.1 to SMI’s Quarterly Report on Form 10-Q for the quarter ended June 23, 2003 (the “June 2003 Form 10-Q”)).

4.3	Forms of 6 3/4% Senior Subordinated Notes due 2013 (included in the 2003 Indenture) (incorporated by reference to Exhibit 4.1 to the June 2003 Form 10-Q).

4.4	First Supplemental Indenture to the 2003 Indenture dated as of June 28, 2004 by and among SMI, the guarantors and guaranteeing subsidiaries named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.21 to SMI’s Registration Statement on Form S-4 filed August 31, 2004 (File No. 333-118679)).

4.5	Indenture dated as of May 19, 2009 by and among SMI, the guarantors named therein and U.S. Bank National Association, as trustee (the “2009 Indenture”) (incorporated by reference to Exhibit 4.1 to SMI’s Current Report on Form 8-K filed May 19, 2009 (the “May 19, 2009 Form 8-K”)).

4.6	Forms of 8 3/4% Senior Notes Due 2016 (included in the 2009 Indenture) (incorporated by reference to Exhibit 4.1 to the May 19, 2009 Form 8-K).

4.7	Registration Rights Agreement dated as of May 19, 2009 by and among SMI, the guarantors named therein and Banc of America Securities LLC, J.P. Morgan Securities, Inc., Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 4.3 to the May 19, 2009 Form 8-K).

†5.1	Opinion of Parker Poe Adams & Bernstein LLP regarding the legality of the securities being registered.

†5.2	Opinion of Jones Vargas Chartered regarding the legality of the securities being registered.

†5.3	Opinion of Sulloway & Hollis P.L.L.C. regarding the legality of the securities being registered.

*10.1	Deferred Compensation Plan and Agreement dated as of January 22, 1993 by and between Atlanta Motor Speedway, Inc. and Edwin R. Clark (incorporated by reference to Exhibit 10.43 to the Form S-1).

*10.2	Deferred Compensation Plan and Agreement dated as of March 1, 1990 by and between Charlotte Motor Speedway, Inc. and H.A. “Humpy” Wheeler (incorporated by reference to Exhibit 10.44 to the Form S-1).

Exhibit Number	Description
*10.3	Speedway Motorsports, Inc. 1994 Stock Option Plan, amended and restated as of May 9, 2002 (incorporated by reference to Exhibit 4.1 to SMI’s Registration Statement on Form S-8 filed May 31, 2002 (File No. 333-89496)).

*10.4	Speedway Motorsports, Inc. Formula Stock Option Plan, amended and restated as of May 2, 2002 (incorporated by reference to Appendix B to SMI’s Definitive Proxy Statement filed April 25, 2002).

*10.5	Speedway Motorsports, Inc. Employee Stock Purchase Plan, amended and restated as of May 3, 2000 (incorporated by reference to Appendix B to SMI’s Definitive Proxy Statement filed March 24, 2000).

10.6	Promissory Note dated as of December 31, 1993 made by Atlanta Motor Speedway, Inc. in favor of Sonic Financial Corporation (incorporated by reference to Exhibit 10.51 to the Form S-1).

10.7	Non-Negotiable Promissory Note dated as of April 24, 1995 made by O. Bruton Smith in favor of SMI (incorporated by reference to Exhibit 10.20 to SMI’s Annual Report on Form 10-K for the year ended December 31, 1995).

10.8	Purchase Contract dated as of December 18, 1996 by and between Texas Motor Speedway, Inc., as seller, and FW Sports Authority, Inc., as purchaser (incorporated by reference to Exhibit 10.23 to SMI’s Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 Form 10-K”)).

10.9	Lease Agreement dated as of December 18, 1996 by and between FW Sports Authority, Inc., as lessor, and Texas Motor Speedway, Inc., as lessee (incorporated by reference to Exhibit 10.24 to the 1996 Form 10-K).

10.10	Guaranty Agreement dated as of December 18, 1996 by and among SMI, the City of Fort Worth, Texas and FW Sports Authority, Inc. (incorporated by reference to Exhibit 10.25 to the 1996 Form 10-K).

10.11	Naming Rights Agreement dated as of February 9, 1999 by and among SMI, Charlotte Motor Speedway, Inc., Lowe’s Home Centers, Inc., Lowe’s HIW, Inc. and Sterling Advertising Ltd. (incorporated by reference to Exhibit 10.1 to SMI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

10.12	Asset Purchase Agreement dated as of November 29, 2001 by and among Speedway Systems LLC, Charlotte Motor Speedway, LLC, Texas Motor Speedway, Inc., Bristol Motor Speedway, Inc. and Levy Premium Foodservice Limited Partnership (the “Levy Asset Purchase Agreement”) (portions omitted pursuant to a request for confidential treatment) (incorporated by reference to Exhibit 10.14 to SMI’s Annual Report on Form 10-K for the year ended December 31, 2001 (the “2001 Form 10-K”)).

10.13	Amendment No. 1 to the Levy Asset Purchase Agreement dated as of January 31, 2002 (portions omitted pursuant to a request for confidential treatment) (incorporated by reference to Exhibit 10.15 to the 2001 Form 10-K).

10.14	Management Agreement dated as of November 29, 2001 by and among SMI, Levy Premium Foodservice Limited Partnership and Levy Premium Foodservice Partnership of Texas (the “Levy Management Agreement”) (portions omitted pursuant to a request for confidential treatment) (incorporated by reference to Exhibit 10.16 to the 2001 Form 10-K).

10.15	Assignment of and Amendment to the Levy Management Agreement dated as of January 24, 2002 (incorporated by reference to Exhibit 10.17 to the 2001 Form 10-K).

10.16	Guaranty Agreement dated as of November 29, 2001 by and between SMI and Levy Premium Foodservice Limited Partnership (incorporated by reference to Exhibit 10.18 to the 2001 Form 10-K).

Exhibit Number	Description
10.17	Guaranty Agreement dated as of November 29, 2001 by and among Compass Group USA, Inc. and Speedway Systems LLC, Charlotte Motor Speedway, LLC, Texas Motor Speedway, Inc., Bristol Motor Speedway, Inc. and SMI (incorporated by reference to Exhibit 10.19 to the 2001 Form 10-K).

10.18	Naming Rights Agreement dated as of June 11, 2002 by and among Sears Point Raceway, LLC, SMI and Infineon Technologies North America Corp. (incorporated by reference to Exhibit 99.2 to SMI’s Current Report on Form 8-K filed June 24, 2002).

10.19	Credit Agreement dated as of May 16, 2003 by and among SMI and Speedway Funding, LLC, as borrowers, certain subsidiaries and related parties of SMI, as guarantors, and the lenders named therein, including Bank of America, N.A., as agent for the lenders and a lender (the “2003 Credit Agreement”) (incorporated by reference to Exhibit 10.1 to the June 2003 Form 10-Q).

10.20	Pledge Agreement dated as of May 16, 2003 by and among SMI and the subsidiaries of SMI that are guarantors under the 2003 Credit Agreement, as pledgors, and Bank of America, N.A., as agent for the lenders and a lender under the 2003 Credit Agreement (incorporated by reference to Exhibit 10.2 to the June 2003 Form 10-Q).

10.21	Registration Rights Agreement dated as of May 16, 2003 by and among SMI, the guarantors named therein and Bank of America Securities LLC, Wachovia Securities, Inc., Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc. and SunTrust Capital Markets Inc. (incorporated by reference to Exhibit 10.3 to the June 2003 Form 10-Q).

10.22	Purchase Agreement dated as of May 8, 2003 by and among SMI, the guarantors named therein and Bank of America Securities LLC, Wachovia Securities, Inc., Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc. and SunTrust Capital Markets Inc. (incorporated by reference to Exhibit 10.4 to the June 2003 Form 10-Q).

*10.23	Description of Compensatory Arrangement with Mr. Marcus G. Smith (incorporated by reference to SMI’s Current Report on Form 8-K filed February 19, 2008).

*10.24	Speedway Motorsports, Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”) (incorporated by reference to Exhibit 4.1 to SMI’s Registration Statement on Form S-8 filed April 28, 2004 (File No. 333-114965)).

*10.25	Form of Incentive Stock Option Agreement under the 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to SMI’s Current Report on Form 8-K filed December 14, 2004) (the “December 14, 2004 Form 8-K”).

*10.26	Form of Nonstatutory Stock Option Agreement under the 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the December 14, 2004 Form 8-K).

10.27	Second Amendment to Credit Agreement dated as of March 15, 2005, relating to the 2003 Credit Agreement, by and among SMI, Speedway Funding, LLC, certain of SMI’s subsidiaries and related parties, and the lenders named therein, including Bank of America, N.A., as agent for the lenders and a lender (incorporated by reference to Exhibit 10.1 to SMI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

*10.28	Speedway Motorsports, Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.28 to SMI’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”)).

10.29	Agreement and Plan of Merger dated as of August 29, 2005 by and among SMISC, LLC, Motorsports Authentics, Inc., Action Performance Companies, Inc. and certain members of SMISC, LLC (incorporated by reference to Exhibit 2.1 to SMI’s Current Report on Form 8-K filed August 30, 2005).

Exhibit Number	Description
10.30	Third Amendment to Credit Agreement dated as of December 2, 2005, relating to the 2003 Credit Agreement, by and among SMI, certain of its subsidiaries and related parties and the lenders named therein, including Bank of America, N.A., as agent for the lenders and a lender (incorporated by reference to Exhibit 10.30 to the 2005 Form 10-K).

10.31	Fourth Amendment to Credit Agreement dated as of May 15, 2006, relating to the 2003 Credit Agreement, by and among SMI, certain of its subsidiaries and related parties and the various Lenders identified on the signature pages thereto, including Bank of America, N.A., as administrative agent, Wachovia Bank N.A., as syndication agent, Calyon New York Branch and SunTrust Bank, as the documentation agents, and Banc of America Securities LLC, as lead arranger and book manager (incorporated by reference to Exhibit 10.1 to SMI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “September 2006 Form 10-Q”)).

10.32	Fifth Amendment to the Credit Agreement dated as of August 30, 2006, relating to the 2003 Credit Agreement, by and among SMI, certain of its subsidiaries and related parties and the various lenders identified on the signature pages thereto, including Bank of America, N.A., as administrative agent, Wachovia Bank N.A., as syndication agent, Calyon New York Branch and SunTrust Bank, as the documentation agents, and Banc of America Securities LLC, as lead arranger and book manager (incorporated by reference to Exhibit 10.2 to the September 2006 Form 10-Q).

*10.33	Form of Restricted Stock Agreement under the 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to SMI’s Current Report on Form 8-K filed October 23, 2006).

10.34	Sixth Amendment to Credit Agreement dated as of January 10, 2008, relating to the 2003 Credit Agreement, by and among SMI, certain of its subsidiaries and related parties and the various lenders identified on the signature pages thereto, including Bank of America, N.A., as administrative agent, Wachovia Bank N.A., as syndication agent, Calyon New York Branch and SunTrust Bank, as the documentation agents, and Banc of America Securities LLC, as lead arranger and book manager (incorporated by reference to Exhibit 10.1 to SMI’s Current Report on Form 8-K dated as of January 16, 2008).

10.35	Stock Purchase Agreement dated as of October 30, 2007 by and among SMI, Robert P. Bahre and Gary G. Bahre relating to New Hampshire International Speedway (incorporated by reference to Exhibit 10.34 to SMI’s Annual Report on Form 10-K for the year ended December 31, 2007).

*10.36	Speedway Motorsports, Inc. Incentive Compensation Plan dated as of April 18, 2007 (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on March 21, 2007).

10.37	Seventh Amendment to Credit Agreement dated as of April 11, 2008, with an effective date of December 31, 2007, relating to the 2003 Credit Agreement, by and among SMI, certain of its subsidiaries and related parties and the various lenders identified on the signature pages thereto, including Bank of America, N.A., as administrative agent, Wachovia Bank N.A., as syndication agent, Calyon New York Branch and SunTrust Bank, as the documentation agents, and Banc of America Securities LLC, as lead arranger and book manager (incorporated by reference to Exhibit 10.37 to SMI’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”)).

*10.38	Speedway Motorsports, Inc. Deferred Compensation Plan, amended and restated as of January 1, 2009 (incorporated by reference to Exhibit 10.38 to the 2008 Form 10-K).

*10.39	Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors (incorporated by reference to Appendix A to SMI’s Definitive Proxy Statement filed March 28, 2008).

Exhibit Number	Description
10.40	Asset Purchase Agreement dated as of May 21, 2008 by and between Kentucky Speedway, LLC and SMI (incorporated by reference to Exhibit 10.2 to SMI’s quarterly report on Form 10-Q for the quarter ended June 30, 2008).

10.41	Speedway Motorsports, Inc. 2004 Stock Incentive Plan, amended and restated as of February 10, 2009 (incorporated by reference to Appendix A to SMI’s Definitive Proxy Statement filed on March 20, 2009).

10.42	Form of Restricted Stock Unit Agreement under the Speedway Motorsports, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to SMI’s Current Report on Form 8-K filed on April 27, 2009).

10.43	Purchase Agreement dated as of May 14, 2009 by and among SMI, the guarantors named therein and Banc of America Securities LLC, Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc. and SunTrust Robinson Humphrey, Inc. as representatives of the initial purchasers (incorporated by reference to Exhibit 10.1 to the May 14, 2009 Form 8-K).

10.44	Eighth Amendment to Credit Agreement dated as of May 14, 2009 by and among SMI, the guarantors identified on the signature pages thereto and the various lenders identified on the signature pages thereto, including Bank of America, N.A., as administrative agent, Wachovia Bank N.A., as syndication agent, Calyon New York Branch and SunTrust Bank, as the documentation agents, and Banc of America Securities LLC, as lead arranger and book manager (incorporated by reference to Exhibit 10.2 to the May 14, 2009 Form 8-K).

§10.45	Amended and Restated Credit Agreement dated as of July 14, 2009 by and among SMI and Speedway Funding, LLC, as borrowers, certain subsidiaries of SMI, as guarantors, and the lenders named therein, including Bank of America, N.A., as agent for the lenders and a lender (the “2009 Credit Agreement”).

§10.46	Pledge Agreement dated July 14, 2009 by and among SMI and the subsidiaries of SMI that are guarantors under the 2009 Credit Agreement, as pledgors, and Bank of America, N.A., as agent for the lenders and a lender under the 2009 Credit Agreement.

§12.1	Statement regarding computation of ratios.

21.1	Subsidiaries of SMI (incorporated by reference to Exhibit 21.1 to the 2008 Form 10-K).

§23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

§23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

§23.3	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.

†23.4	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1).

†23.5	Consent of Jones Vargas Chartered (included in Exhibit 5.2).

†23.6	Consent of Sulloway & Hollis P.L.L.C. (included in Exhibit 5.3).

§24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

§25.1	Statement of Eligibility of Trustee.

§99.1	Form of Letter of Transmittal.

§99.2	Form of Notice of Guaranteed Delivery.

§99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

§99.4	Form of Letter to Clients.

§99.5	Report of Grant Thornton LLP and consolidated financial statements of Motorsports Authentics, LLC.

†	Filed concurrently herewith.
§	Previously filed.
*	Indicates a management contract or compensatory plan or arrangement.